SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2001

VSI HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Georgia                                                                  1-12942                                  22-2135522
(State or other jurisdiction of incorporation)   (Commission File No.)   (IRS Employer Identification No.)

41000 Woodward Avenue, Bloomfield Hills, Michigan 48304-2263
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (248) 644-0500

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On March 24, 2001, VSI Holdings, Inc. (AMEX:VIS) (the "Company") and SPX Corporation (NYSE:SPW) ("SPX") entered into a definitive merger agreement pursuant to which the Company will be merged with and into SPX (the "Merger Agreement"). Under the terms of the Merger Agreement, Company shareholders will be entitled to elect to receive, for all of their Company shares, either all SPX stock (an all stock election) or a combination of SPX stock and cash (a stock/cash election). Company options that are not cancelled prior to the merger will be converted into SPX options.

Company shareholders making an all stock election will be entitled to receive 0.043 of a share of SPX stock for each Company share owned. Company shareholders making a stock/cash election will be entitled to receive 0.043 of a share of SPX per Company share for 55% of their Company shares and $4.35 per Company share for 45% of their Company shares. However, in the event that stock/cash elections would result in aggregate cash consideration in the merger exceeding a specified amount, the agreement provides a pro ration mechanism that would reduce the amount of cash and increase the amount of SPX stock to be received by shareholders making stock/cash elections. The maximum cash consideration will be determined based on factors near the closing of the transaction and may be affected by the market value of the SPX shares at such time.

The SPX stock ratio was set based on a SPX stock price of $101.17 (which was based on average closing prices over a specified period prior to signing the definitive agreement). The ratio is fixed and is not subject to collars. The last trading price of a share of SPX stock on the New York Stock Exchange on Friday, March 23, 2001 was $92.95.

The transaction is subject to certain conditions, including approval by the Company shareholders, Hart Scott Rodino review, receipt of a written confirmatory fairness opinion by the Company, delivery of tax opinions, and other customary conditions. It is expected that the merger will close in the second quarter of 2001.

The Company's Board of Directors has reserved the right to review, discuss and negotiate alternative business combination proposals with other parties should the board determine any such alternative is in the best interest of the Company's shareholders. The Company has agreed to pay to SPX a $9 million termination fee in the event the transaction is terminated under certain circumstances including a termination by the Company in order to pursue an alternative transaction that the Board has determined to be superior to the merger.

The terms and conditions of the merger are set forth in the Agreement and Plan of Merger dated as of March 24, 2001 between SPX and the Company, a copy of which is filed as an exhibit to this report. The disclosures herein concerning the merger and the Merger Agreement are qualified by reference to the Merger Agreement filed as an exhibit to this report.

Following the consummation of the merger, PII Ventures, LLC, an affiliate of Steve Toth, Jr., Chairman and CEO of the Company, has agreed with SPX to purchase the Advanced Animations, Inc. subsidiary and the investment in OZ Entertainment Company for $20.4 million in cash. The SPX/Company merger is contingent on this transaction. Mr. Toth has also agreed to reimburse SPX for certain contingent liabilities up to an aggregate reimbursement of $6.5 million and to reimburse SPX for excess Company merger related fees and expenses. Mr. Toth has also agreed to refrain from competing with SPX for five years.

The terms and conditions of the purchase of assets by PII Ventures, LLC are set forth in an Asset Purchase Agreement dated as of March 24, 2001 by and among SPX, PII Ventures, LLC and Mr. Toth, a copy of which is filed as an exhibit to this report. The terms and conditions of Mr. Toth's other agreements noted above are set forth in an Indemnity and Restriction Agreement dated March 24, 2001 by and among SPX, Mr. Toth and certain other parties, a copy of which is also filed as an exhibit to this report. The disclosures herein concerning such matters are qualified in their entirety by reference to these agreements filed as exhibits hereto.

Certain statements in this report and in the press release included as an exhibit to this report are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements involve a number of risks, uncertainties, and other factors including potential changes in market conditions that could cause actual results to differ materially. Please refer to the Company's filings with the Securities and Exchange Commission for a discussion of certain important factors that relate to forward looking statements contained herein and in the press release included as an exhibit to this report. Although the Company believes that the expectations reflected in any such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.
Exhibit Reference Number	Exhibit Description
99.1	Joint Press Release dated March 26, 2001*
99.2	Agreement and Plan of Merger dated as of March 24, 2001 between SPX Corporation and VSI Holdings, Inc.*
99.3	Indemnity and Restriction Agreement dated as of March 24, 2001 by and among SPX Corporation, Steve Toth, Jr. and certain other parties.*
99.4	Asset Purchase Agreement dated as of March 24, 2001 by and among SPX Corporation, PII Ventures, LLC and Steve Toth, Jr.*

___________________
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSI HOLDINGS, INC.

Date: March 28, 2001

By: /s/ Thomas W. Marquis
Name: Thomas W. Marquis
Its: Treasurer (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT 99.1

Joint Press Release

SPX CORPORATION TO ACQUIRE VSI HOLDINGS, INC.

VSI Holdings to Join SPX Service Solutions Business

MUSKEGON, MI - March 26, 2001 - SPX Corporation (NYSE:SPW) and VSI Holdings, Inc. (AMEX:VIS) today announced that they have entered into a definitive agreement for SPX to acquire VSI Holdings (VSI) in a cash election merger priced at approximately $146 million. SPX will also assume approximately $51 million in VSI net debt.

Under the terms of the agreement, VSI shareholders may choose between two options - all SPX stock or 55% SPX stock and 45% cash. VSI shareholders making an all-stock election will receive .043 SPX shares per VSI share. VSI shareholders making a 55/45 stock/cash election will receive .043 SPX shares per VSI share for 55% of their VSI shares and $4.35 per VSI share for 45% of their VSI shares. The agreement provides a pro rata mechanism that would increase in certain circumstances the amount of SPX stock to shareholders making the stock/cash election.

The transaction, which is subject to approval by VSI shareholders and Hart Scott Rodino review, is expected to close in the second quarter of 2001.

John B. Blystone, Chairman, President and Chief Executive Officer of SPX Corporation said, "VSI's demonstrated strength in organizational development and training, integrated marketing services and call center operations expands the portfolio of professional services we currently offer to our customers. In addition, VSI's rapidly emerging e-learning and web customer relationship management (CRM) capabilities provide Service Solutions with a new technology platform for future revenue growth."

VSI's Chairman and Chief Executive Officer Steve Toth, Jr., commented, "We are extremely pleased about this association. SPX Corporation represents a catalyst for fostering the company's global growth and improving its overall offerings to our Fortune 500 clients especially in our key business sectors such as education and training, ERM and customer relationship management." Toth further stated, "We look forward to completing this agreement and integrating with such a dynamic company."

Located in Bloomfield Hills, Michigan, VSI Holdings provides customer relationship management services, Internet/Intranet communications, education and training, and edutainment/entertainment. The company employs 1,200 people through its networks and offers integrated marketing services using a wide range of technology-driven alternatives. Additional information about VSI Holdings is available on its web site at www.vsiholdings.com.

Service Solutions is a leading supplier of special service tools and equipment, electronic diagnostics, and technical training and support to the OEM and aftermarket automotive, light and heavy duty, agricultural, recreation, fleet, construction and government vehicle markets. SPX Corporation is a global provider of technical products and systems, industrial products and services, service solutions and vehicle components. The Internet address for SPX Corporation's home page is www.spx.com.

Certain statements in this press release are forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements involve a number of risks, uncertainties, and other factors including potential changes in market conditions that could cause actual results to differ materially. Please refer to the Company's filings with the Securities and Exchange Commission for discussion of certain important factors that relate to forward looking statements contained in this press release. Although the Company believes that the expectations reflected in any such forward looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

EXHIBIT 99.2

Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER
By and Between
SPX CORPORATION
and
VSI HOLDINGS, INC.
Dated as of March 24, 2001

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Agreement") is made and entered into as of March 24, 2001, by and between VSI Holdings, Inc., a Georgia corporation (the "Company") and SPX Corporation, a Delaware corporation ("Purchaser").

WITNESSETH:

WHEREAS, the respective Boards of Directors of Purchaser and the Company have adopted and approved this Agreement (which includes the "plan of merger" contemplated by the applicable provisions of the Georgia Business Corporation Code (the "GBCC")) and the merger (the "Merger") of the Company with and into Purchaser in accordance with the laws of the State of Georgia and the laws of the State of Delaware and the provisions of this Agreement; and

WHEREAS, for United States federal income tax purposes, it is intended that the Merger provided for herein shall qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code; and

WHEREAS, the Company and Purchaser desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

WHEREAS, the Purchaser, Steve Toth, Jr. ("Toth") and certain other shareholders of the Company are entering into an Indemnity and Restriction Agreement contemporaneously herewith ("Indemnity and Restriction Agreement");

WHEREAS, PII Ventures, L.L.C., a Michigan limited liability company, the Purchaser and Toth are entering into an Asset Purchase Agreement contemporaneously herewith; and

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

TERMS OF THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, the Merger shall be consummated in accordance with the GBCC and the Delaware General Corporation Law (the "DGCL"). Except as provided below, at the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement, the Company shall be merged with and into Purchaser in accordance with the GBCC and the DGCL and the separate existence of the Company shall thereupon cease, and Purchaser, as the surviving corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware. The parties shall prepare and the Surviving Corporation shall execute and file (i) a mutually acceptable Certificate of Merger (the "Georgia Certificate of Merger") with the Secretary of State of Georgia in order to comply in all respects with the requirements of the GBCC and with the provisions of this Agreement, and (ii) a mutually acceptable Certificate of Merger (the "Delaware Certificate of Merger" and together with the Georgia Certificate of Merger, the "Certificates of Merger") with the Secretary of State of Delaware in order to comply in all respects with the requirements of the DGCL and with the provisions of this Agreement. Not later than the next business day after the filing the Georgia Certificate of Merger, the Surviving Corporation shall comply with Section 14-2-1105.2 of the GBCC.

1.2 The Closing; Effective Time. (a) The closing of the Merger (the "Closing") shall take place at the offices of Miller, Canfield, Paddock and Stone, P.L.C. in Troy, Michigan, at 10:00 a.m. local time on a date to be specified by the parties which shall be no later than the third business day after the date that all of the closing conditions, except for conditions which, by their terms, are to be satisfied by deliveries made on the Closing Date, set forth in Article 6, have been satisfied or waived (if waivable), unless another time, date or place is agreed upon in writing by the parties hereto.

(b) The Merger shall become effective at the time of the filing of the Georgia Certificate of Merger with the Secretary of State of the State of Georgia in accordance with the applicable provisions of the GBCC and the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, or at such later time as may be specified in the Certificates of Merger. The time when the Merger shall become effective is herein referred to as the "Effective Time" and the date on which the Effective Time occurs is herein referred to as the "Closing Date."

1.3 Merger Consideration. (a) Subject to the provisions of this Agreement and any applicable backup or other withholding requirements, each of the issued and outstanding shares (the "Company Shares") of common stock, $.01 par value, of the Company (the "Company Stock") outstanding immediately prior to the Effective Time (except for Company Shares to be cancelled as set forth in Section 1.3(d) shall be converted, by virtue of the Merger and without any action on the part of the holder thereof, into the right to receive the Purchaser Stock Consideration or the combination of Purchaser Stock Consideration and Cash Consideration, without any interest thereon, as specified in Section 1.5 hereof, subject to payment of cash in lieu of any fractional share as hereinafter provided (the "Merger Consideration"). For purposes hereof, the following terms have the following respective meanings:

"Cash Consideration" means a per Company Share amount in cash equal to $4.35.

"Outstanding Company Shares" means the Company Stock outstanding immediately prior to the Effective Time, including, without limitation, restricted shares referred to in Section 1.10(b), but excluding Company Shares to be cancelled pursuant to Section 1.3(d).

"Purchaser Rights" means Rights to purchase Series A Junior Participation Preferred Stock of Purchaser distributed to holders of Purchaser Stock pursuant to the Rights Agreement dated June 25, 1996, as amended, between the Purchaser and Bank of New York, as Rights Agent.

"Purchaser Stock" means the common stock, $10 per share, of Purchaser and associated Purchaser Rights. For clarification, each reference herein to Purchaser Stock shall include the associated Purchaser Rights.
"Purchaser Stock Consideration" means .043 of a share of Purchaser Stock. In the event that between the date of this Agreement and the Effective Time, the issued and outstanding shares of Purchaser Stock shall have been affected or changed into a different number of shares or a different class of shares as a result of a stock split, reverse stock split, stock dividend, spin-off, extraordinary dividend, recapitalization, reclassification, subdivision, combination of shares or other similar transaction, or there shall have been a record date declared for any such matter, the Purchaser Stock Consideration shall be appropriately adjusted as mutually agreed upon by Purchaser and the Company.

(b) No fractional shares of Purchaser Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a shareholder of Purchaser. In lieu thereof, any holder of Company Stock who would otherwise be entitled to a fractional share of Purchaser Stock pursuant to the provisions hereof shall receive an amount in cash pursuant to Section 1.5(g) hereof.

(c) Each share of Purchaser Stock and any and all shares of Preferred Stock of Purchaser, if any, outstanding immediately prior to the Merger shall remain issued and outstanding.

(d) Any shares of Company Stock owned by Purchaser, or any other wholly owned subsidiaries of Purchaser or held in the treasury of the Company immediately prior to the Merger shall be cancelled and retired at the Effective Time and shall cease to exist and no Purchaser Stock or other consideration shall be delivered in exchange therefor.

(e) On and after the Effective Time, holders of certificates representing shares of Company Stock (the "Certificates") immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Merger Consideration for each Company Share held by them.

1.4 Election Procedure. Each holder of Company Shares (other than holders of Company Shares to be cancelled as set forth in Section 1.3(d)) shall have the right to submit a request specifying either that such holder's Company Shares shall be converted into the Purchaser Stock Consideration or that such holder's Company Shares shall be converted into a combination of Cash Consideration and Purchaser Stock Consideration, without interest, in the Merger in accordance with the following procedure:

(a) Each holder of Company Shares may specify in a request made in accordance with the provisions of this Section 1.4 (herein called an "Election") to either: (i) convert one-hundred percent (100%) of the Company Shares owned by such holder into the right to receive the Purchaser Stock Consideration in the Merger (a "Stock Election"), or (ii) convert forty-five percent (45%) of the Company Shares owned by such holder into the right to receive the Cash Consideration in the Merger, and fifty-five percent (55%) of the Company Shares owned by each such holder into the right to receive the Purchaser Stock Consideration in the Merger (a "Cash/Stock Election"). A Form of Election shall be included with each copy of the Prospectus/Proxy Statement (as defined in Section 1.15) mailed to stockholders of the Company in connection with the meeting of stockholders called to consider the Company Proposals (as defined in Section 1.15). Purchaser and the Company shall each use its reasonable best efforts to mail or otherwise make available the Form of Election to all persons who become holders of Company Shares during the period between the record date for such stockholder meeting and the Election Deadline (as defined in Section 1.4(d)).

(b) Purchaser shall prepare a form (the "Form of Election"), which shall be in form and substance acceptable to the Company, pursuant to which each holder of Company Shares at the close of business on the Election Deadline may make an Election and which shall be mailed to the Company's stockholders in accordance with Section 1.4(a) so as to permit the Company's stockholders to exercise their right to make an Election prior to the Election Deadline.

(c) Holders of record of Company Shares who hold such shares as nominees, trustees, or in other representative capacities may submit multiple Forms of Election, provided that such representative certifies that each Form of Election covers all Company Shares held by such representative for a particular beneficial owner.

(d) Not later than the filing of the Prospectus/Proxy Statement (as defined below) with the SEC (as defined below), as contemplated in Section 1.15(a) hereof, the Purchaser shall appoint a bank acceptable to the Company as the person to receive Forms of Election and to act as exchange agent under this Agreement, which bank shall be acceptable to the Company (the "Exchange Agent"). Any Company stockholder's Election shall have been made properly only if the Exchange Agent shall have received, by 5:00 p.m. local time in the city in which the principal office of such Exchange Agent is located, on the date of the Election Deadline, a Form of Election properly completed and signed and accompanied by certificates for the Company Shares to which such Form of Election relates (or by an appropriate guarantee of delivery of such certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States provided such certificates are in fact delivered to the Exchange Agent by the time required in such guarantee of delivery). Failure to deliver Company Shares covered by such a guarantee of delivery within the time set forth on such guarantee shall be deemed to invalidate any otherwise properly made Election. As used herein, "Election Deadline" means the date announced by Purchaser (which date shall be agreed upon by the Company), as the last day on which Forms of Election will be accepted; provided, that such date shall be a business day no earlier than ten (10) business days prior to the Effective Time and no later than the date on which the Effective Time occurs. In the event this Agreement shall have been terminated prior to the Effective Time, the Exchange Agent shall immediately return all Election Forms and certificates for Company Shares to the appropriate Company stockholders.

(e) Any Company stockholder may at any time prior to the Election Deadline change his Election by written notice received by the Exchange Agent prior to the Election Deadline accompanied by a revised Form of Election properly completed and signed.

(f) Any Company stockholder may, at any time prior to the Election Deadline, revoke his Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his certificates for Company Shares, or of the guarantee of delivery of such certificates, previously deposited with the Exchange Agent. All Elections shall be revoked automatically if the Exchange Agent is notified in writing by Purchaser or the Company that this Agreement has been terminated. Any Company stockholder who shall have deposited certificates for Company Shares with the Exchange Agent shall have the right to withdraw such certificates by written notice received by the Exchange Agent prior to the Election Deadline and thereby revoke his Election as of the Election Deadline if the Merger shall not have been consummated prior thereto.

(g) Purchaser shall have the right to make rules, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election, the manner and extent to which Elections are to be taken into account in making the determinations prescribed by Section 1.5, the issuance and delivery of certificates for Purchaser Stock into which Company Shares are converted in the Merger and the payment of cash for Company Shares converted into the right to receive the Cash Consideration in the Merger.

1.5 Issuance of Purchaser Stock Consideration and Payment of Cash Consideration; Proration. The manner in which each Company Share (except Company Shares to be cancelled as set forth in Section 1.3(d)) shall be converted into the Purchaser Stock Consideration or the right to receive a combination of Purchaser Stock Consideration and Cash Consideration at the Effective Time shall be as set forth in this Section 1.5.

(a) As is more fully set forth below, the number of Company Shares to be converted into the right to receive the Cash Consideration in the Merger pursuant to this Agreement shall not exceed the lesser of (i) 45% of all Outstanding Company Shares, or (ii) the maximum number of Company Shares permissible under Sec. 3.02 of Rev. Proc. 77-37, 1977-2, C.B. 568, including for this purpose only as Company Shares the amount of the debt being repaid pursuant to Section 5.10 (the "Maximum Cash Amount").

(b) If Stock Elections and Cash/Stock Elections received providing for the conversion of Company Shares in the Merger into Purchaser Stock Consideration is greater than the amount of the Outstanding Company Shares minus the Maximum Cash Amount (the "Minimum Stock Amount"), each Company Share as to which the holder has elected to have converted into Purchaser Stock Consideration shall be converted in the Merger into the Purchaser Stock Consideration.

(c) If Cash/Stock Elections are received providing for the conversion of Company Shares in the Merger into Cash Consideration in an amount less than the Maximum Cash Amount, each Company Share covered by a Cash/Stock Election that is to be converted in the Merger into Cash Consideration shall be converted in the Merger into the right to receive the Cash Consideration.

(d) If Cash/Stock Elections are received providing for conversion of Company Shares into Cash Consideration in an amount that is more than the Maximum Cash Amount, each Non-Electing Company Share (as defined in Section 1.5(f)) and each Company Share for which a Stock Election has been received shall be converted in the Merger into the Purchaser Stock Consideration, and the Company Shares for which Cash/Stock Elections have been received shall be converted into the right to receive the Cash Consideration and Purchaser Stock Consideration in the following manner:

(1) The Exchange Agent will distribute to each holder of Company Shares as to which a Cash/Stock Election has been made the Cash Consideration for a fraction of such Company Shares, the numerator of which fraction shall be the Maximum Cash Amount and the denominator of which shall be the aggregate number of Company Shares covered by Cash/Stock Elections that have elected to be converted into Cash Consideration.

(2) Company Shares covered by a Cash/Stock Election and not fully converted into the right to receive the Cash Consideration as set forth in clause (1) above shall be converted in the Merger into the right to receive a number of shares of Purchaser Stock equal to the Purchaser Stock Consideration for each such Company Share to offset the reduction in Cash Consideration affected pursuant to clause (1) above.

(e) If Non-Electing Company Shares are not converted under Section 1.5(d), the Exchange Agent shall convert each Non-Electing Company Share into the Purchaser Stock Consideration.

(f) For the purposes of this Section 1.5, Outstanding Company Shares as to which an Election is not in effect at the Election Deadline shall be called "Non-Electing Company Shares." If Purchaser shall determine that any Election is not properly made with respect to any Company Shares, such Election shall be deemed to be not in effect, and the Company Shares covered by such Election shall, for purposes hereof, be deemed to be Non-Electing Company Shares. The Purchaser and the Exchange Agent shall have no obligation to notify any person of any defect in any Form of Election submitted to the Exchange Agent.

(g) Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of Purchaser Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Company Shares shall be payable on or with respect to any fractional share and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a stockholder of Purchaser. In lieu of any such fractional share of Purchaser Stock, Purchaser shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Purchaser Stock an amount in cash determined by multiplying (i) $101.17 by (ii) the fractional interest in a share of Purchaser Stock to which such holder would otherwise be entitled. If more than one Certificate shall be surrendered for the account of the same holder, the number of shares of Purchaser Stock to be issued to such holder in exchange for the Certificates shall be computed on the basis of the aggregate number of shares represented by all Certificates surrendered for the account of such holder. Any payment received by a holder of Company Shares with respect to fractional share interest is merely intended to provide a mechanical rounding off of, and not separately bargained for, consideration.

(h) The Exchange Agent shall make all computations contemplated by this Section 1.5 and all such computations shall be conclusive and binding on the holders of Company Shares absent manifest error.

1.6 Issuance of Purchaser Stock Consideration. (a) Immediately prior to the Effective Time, Purchaser shall (i) deliver to the Exchange Agent, in trust for the benefit of the holders of Company Shares, certificates representing an aggregate number of shares of Purchaser Stock as nearly as practicable equal to the number of shares to be converted into Purchaser Stock as determined in Section 1.5 and (ii) deposit with the Exchange Agent, in trust for the benefit of the holders of Company Shares, an amount in cash equal to the cash to be paid in lieu of fractional shares pursuant to Section 1.5(g).

(b) As soon as practicable on the day of the Closing (but after the Effective Time), each holder of Company Shares converted into Purchaser Stock Consideration pursuant to Section 1.3(a), upon surrender to the Exchange Agent with a properly completed Letter of Transmittal (to the extent not previously surrendered with a Form of Election) of one or more Certificates for such Company Shares for cancellation, shall be entitled to receive (and the Exchange Agent shall deliver) certificates representing the number of shares of Purchaser Stock into which such Company Shares shall have been converted in the Merger and a bank check in an amount equal to any cash in lieu or fractional shares pursuant to Section 1.5(g).

(c) No dividends or distributions that have been declared, if any, will be paid to persons entitled to receive certificates for shares of Purchaser Stock until such persons surrender their certificates for Company Shares, at which time all such dividends and distributions shall be paid. In no event shall the persons entitled to receive such dividends be entitled to receive interest on such dividends. If any certificate for such Purchaser Stock is to be issued in a name other than that in which the certificate for Company Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of certificates for such Purchaser Stock in a name other than the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Shares for any Purchaser Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.7 Payment of Cash Consideration. Immediately prior to the Effective Time, Purchaser shall deposit with the Exchange Agent, in trust for the benefit of the holders of Company Shares, an amount in cash equal to the Cash Consideration to be paid to holders of Company Shares to be converted into the right to receive the Cash Consideration as determined in Section 1.5. As soon as practicable on the day of the Closing (but after the Effective Time), the Exchange Agent shall distribute to holders of Company Shares converted into the right to receive the Cash Consideration and determined in Section 1.5, upon surrender to the Exchange Agent (to the extent not previously surrendered with a Form of Election) of one or more Certificates for such Company Shares for cancellation, a bank check for an amount equal to the Cash Consideration times the number of Company Shares so converted. In no event shall the holder of any such surrendered certificates be entitled to receive interest on any of the Cash Consideration to be received in the Merger. If such check is to be issued in the name of a person other than the person in whose name the certificates for the Company Shares surrendered for exchange therefor are registered, it shall be a condition of the exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of issuance of such check to a person other than the registered holder of the certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Company Shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

1.8 Letters of Transmittal. Purchaser will instruct the Exchange Agent to mail to each holder of record of Certificates who has not previously surrendered such holder's Certificates with a validly executed Form of Election as soon as reasonably practicable after the Effective Time, (i) a Letter of Transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such holder's Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as shall be agreed upon by the Company prior to the Effective Time) and (ii) instructions for use in effecting the surrender of Certificates in exchange for the Merger Consideration (the "Letter of Transmittal").

1.9 Missing Certificates. If any holder of Company Shares convertible into the right to receive the Merger Consideration is unable to deliver the certificate which represents such shares, the Exchange Agent shall deliver to such holder the Merger Consideration to which the holder is entitled for such shares upon presentation of the following: (a) evidence to the reasonable satisfaction of the Purchaser that any such certificate has been lost, wrongfully taken or destroyed; (b) such security or indemnity as may be reasonably requested by the Purchaser to indemnify and hold harmless the Purchaser and the Exchange Agent; and (c) evidence satisfactory to the Purchaser that such person is the owner of the shares theretofore represented by each certificate claimed to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such certificate for payment pursuant to this Agreement.

1.10 Options.

(a) At the Effective Time, unless such options are otherwise cancelled pursuant to Section 1.10(d), Purchaser shall cause each holder of a then outstanding and unexercised option whether vested or unvested (the "Company Options"), to receive, by virtue of the Merger and without any action on the part of the holder thereof, options exercisable for shares of Purchaser Stock ("Purchaser Replacement Options") having substantially the same terms and conditions as the Company Options (including such terms and conditions as may be incorporated by reference into the agreements evidencing the Company Options pursuant to the plans or arrangements pursuant to which such Company Options were granted) except that the per share exercise price and the number of shares issuable upon exercise shall be divided and multiplied, respectively, by the Purchaser Stock Consideration, and rounded to the nearest whole cent or number, respectively. Each Company Option or portion thereof, that is not vested pursuant to its original terms will remain unvested and all Purchaser Replacement Options will vest in accordance with the original terms of the Company Option; provided, however, that it is acknowledged for clarification purposes only, that all options that are outstanding under the Company's 1997 Independent Directors Stock Option Plan will become vested in accordance with the provisions of the plan prior to the Effective Time. Purchaser shall use all reasonable efforts to ensure that any Company Options that qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time. Purchaser shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Purchaser Stock for delivery upon the exercise of Purchaser Replacement Options after the Effective Time.

(b) At the Effective Time, any unvested restricted Company Shares awarded to employees, directors or consultants pursuant to any of the Company's plans or arrangements and outstanding immediately prior to the Effective Time shall become fully vested and shall be treated as Outstanding Company Shares for purposes of this Article 1.

(c) Promptly after the Effective Time, Purchaser shall file or cause to be filed all registration statements on Form S-8 or other appropriate form as may be necessary in connection with the purchase and sale of Purchaser Stock contemplated by the Purchaser Replacement Options subsequent to the Effective Time, and shall maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as any of the Purchaser Replacement Options registered thereunder remain outstanding. As soon as practicable after the Effective Time, Purchaser shall qualify under applicable state securities laws the issuance of such shares of Purchaser Stock issuable upon exercise of Purchaser Replacement Options. Purchaser's Board of Directors shall take all actions necessary on the part of Purchaser to enable the acquisition of Purchaser Stock and Purchaser Replacement Options and subsequent transactions in Purchaser Stock after the Effective Time pursuant to Purchaser Replacement Options by persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act (as defined below) to be exempt from the application of Section 16(b) of the Securities Exchange Act, to the extent permitted thereunder.

(d) Prior to the Effective Time, the Company shall use its reasonable best efforts to obtain consents, releases and amendments to option agreements from holders of Company Options to the cancellation thereof in exchange for cash, all in accordance with terms to be specified by Purchaser. For the purpose of this Agreement, "Company Stock Option Plans" means and includes the Company's 1997 Incentive Stock Option Plan, the Company's 1997 Non-Qualified Stock Option Plan, and the Company's Independent Directors Stock Option Plan.

1.11 Certificate of Incorporation and Bylaws. At and after the Effective Time until the same have been duly amended, (i) subject to Section 5.9(a), the Certificate of Incorporation of the Surviving Corporation shall be identical to the Certificate of Incorporation of Purchaser in effect at the Effective Time and (ii) the Bylaws of the Surviving Corporation shall be identical to the Bylaws of Purchaser in effect at the Effective Time.

1.12 Directors and Officers. At and after the Effective Time, the directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their successors are elected or appointed and qualified. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by Law.

1.13 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Shares shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration pursuant to this Article I.

1.14 Other Effects of Merger. The Merger shall have all further effects as specified in the applicable provisions of the GBCC and the DGCL.

1.15 Registration Statement Prospectus/Proxy Statement and Listing Application.

(a) For the purposes of (i) registering Purchaser Stock for issuance to holders of the Company Shares in connection with the Merger with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), and complying with applicable state securities laws, and (ii) holding the meeting of the Company's stockholders to vote upon the approval of this Agreement and the Merger and the other transactions contemplated hereby (collectively, the "Company Proposals"), Purchaser and the Company will cooperate in the preparation of a registration statement on Form S-4 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement"), including a prospectus/proxy statement satisfying all requirements of applicable state securities laws, the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Securities Exchange Act"). Such prospectus/proxy statement in the form mailed by the Company to its shareholders, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus/Proxy Statement."

(b) The Company will furnish Purchaser with such information concerning the Company and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable Law. None of the information relating to the Company and its subsidiaries supplied by the Company for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company agrees promptly to advise Purchaser if, at any time prior to the meeting of the stockholders of the Company, referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide Purchaser with the information needed to correct such inaccuracy or omission. The Company will furnish Purchaser with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to the Company and its subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of the Company.

(c) Purchaser will furnish the Company with such information concerning Purchaser and its subsidiaries as is necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Purchaser and its subsidiaries, to comply with applicable Law. None of the information relating to Purchaser and its subsidiaries supplied by Purchaser for inclusion in the Prospectus/Proxy Statement will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser agrees promptly to advise the Company if, at any time prior to the meeting of stockholders of the Company referenced herein, any information provided by it in the Prospectus/Proxy Statement is or becomes incorrect or incomplete in any material respect and to provide the Company with the information needed to correct such inaccuracy or omission. Purchaser will furnish the Company with such supplemental information as may be necessary in order to cause the Prospectus/Proxy Statement, insofar as it relates to Purchaser and its subsidiaries, to comply with applicable Law after the mailing thereof to the stockholders of the Company.

(d) The Company and Purchaser agree to cooperate in making any preliminary filings of the Prospectus/Proxy Statement with the SEC, as promptly as practicable, under the Securities Exchange Act.

(e) Purchaser will file the Registration Statement with the SEC and appropriate materials with applicable state securities agencies as promptly as practicable and will use all reasonable efforts to cause the Registration Statement to become effective under the Securities Act and all such state filed materials to comply with applicable state securities Laws. Purchaser shall provide the Company for its review a copy of the Registration Statement at least such amount of time prior to each filing thereof as is customary in transactions of the type contemplated hereby. The Company authorizes Purchaser to utilize in the Registration Statement and in all such state filed materials, the information concerning the Company and its subsidiaries provided to Purchaser in connection with, or contained in, the Prospectus/Proxy Statement. Purchaser promptly will advise the Company when the Registration Statement has become effective, and of any supplements or amendments thereto, and Purchaser will furnish the Company with copies of all documents. Except for the Prospectus/Proxy Statement or the preliminary prospectus/proxy statement, and except as otherwise required by law, neither Purchaser nor the Company shall distribute any written material that might constitute a "prospectus" relating to the Merger or the Company Proposals within the meaning of the Securities Act or any applicable state securities Law without the prior written consent of the other party.

(f) Promptly after the execution of this Agreement, Purchaser shall prepare and file with the New York Stock Exchange, Inc. ("NYSE") a listing application covering the shares of Purchaser Stock issuable in the Merger and upon exercise of the Purchaser Replacement Options, and use its reasonable best efforts to obtain, prior to the Effective Time, approval or the listing of such shares of Purchaser Stock, subject only to official notice of issuance.

1.16 Tax-Free Reorganization. The parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the parties will knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code.

1.17 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or otherwise carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule from the Company to Purchaser to be delivered upon the execution of this Agreement, which sets forth certain disclosures concerning the Company and its business (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Purchaser as follows:

2.1 Due Incorporation and Good Standing. The Company and each subsidiary of the Company (the "Company Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company and each of the Company Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not be reasonably likely to have a Company Material Adverse Effect. For the purposes of this Agreement, any reference to a state of facts, event, change or effect having a "Company Material Adverse Effect" means such state of facts, event, change or effect that (a) has had, or is reasonably likely to have, a material adverse effect on the business, results of operation, prospects or financial condition of the Company and the Company Subsidiaries taken as a whole or (b) would reasonably be expected to have a material adverse effect on the legality, binding nature or enforceability of this Agreement against the Company or to prevent or substantially delay the consummation of the Merger; provided that the following state of facts, events, changes and the effects thereof shall be disregarded and shall in no event constitute a Company Material Adverse Effect: (i) general business or economic conditions, (ii) conditions generally affecting the industry in which the Company and the Company Subsidiaries compete, (iii) the taking of any action contemplated by this Agreement, and (iv) the announcement or pendency of the transactions contemplated in this Agreement. The Company has heretofore made available to Purchaser accurate and complete copies of the Articles of Incorporation and Bylaws, as currently in effect, of the Company.

2.2 Capitalization.

(a) As of the date hereof, the authorized capital stock of the Company consists of 62,000,000 shares of capital stock, of which 2,000,000 shares are of a class designated as Preferred Stock, $1.00 par value per share and 60,000,000 shares are of a class designated as Company Stock. As of February 16, 2001, 33,415,780 shares of Company Stock were issued and outstanding, including 66,438 unvested restricted Company Shares, that had been awarded by the Company under its Restricted Stock Plan. No other shares of capital stock of the Company are issued and outstanding. As of February 16, 2001, a total of 821,938 Company Shares (including no more than Company Options for 149,000 shares of Company Stock that have an exercise price of $4.35 or less) are reserved for future issuance to employees and directors upon exercise of any Company Options, warrants or other rights to purchase or acquire any shares of capital stock of the Company. Since February 16, 2001, the Company has not issued or granted additional Company Options.

(b) As of the Closing Date, the total number of shares of outstanding Company Shares, including shares issued upon the exercise of Company Options and Restricted Company Shares (whether vested or unvested), shall not exceed 33,602,218.

(c) All issued and outstanding shares of the Company Stock are, and all shares which may be issued upon exercise of then outstanding Company Options will be when issued, duly authorized, validly issued, fully paid and non-assessable. Except as otherwise contemplated by this Agreement, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued or unauthorized shares of capital stock or any other security of the Company, and there is no authorized or issued security of any kind convertible into or exchangeable, for any such capital stock or other security.

2.3 Subsidiaries. Section 2.3 of the Company Disclosure Schedule sets forth the name and jurisdiction of incorporation or organization of each Company Subsidiary, each of which is wholly owned by the Company except as otherwise indicated in said Section 2.3 of the Company Disclosure Schedule. All of the capital stock and other interests of the Company Subsidiaries so held by the Company are owned by it or a Company Subsidiary as indicated in said Section 2.3 of the Company Disclosure Schedule, free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. All of the outstanding shares of capital stock in each of the Company Subsidiaries directly or indirectly held by the Company are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable Laws. No equity securities or other interests of any of the Company Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares, in each case, except as disclosed in Section 2.3 of the Company Disclosure Schedule.

2.4 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby (other than the requisite approval of this Agreement and the Merger by the stockholders of the Company in accordance with the GBCC). This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies ("Enforceability Exceptions").

2.5 Governmental Approvals. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent"), any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self regulatory organization ("Governmental Authority") on the part of the Company or any of the Company Subsidiaries is required in connection with the execution or delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Georgia in accordance with the GBCC, (ii) filings with the SEC, state securities laws administrators and the American Stock Exchange, Inc., (iii) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), (iv) such filings as may be required in any jurisdiction where the Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (v) notices under Michigan Compiled Laws Sect. 211.27a and similar requirements of jurisdictions where the Company or the Company Subsidiaries own or lease real property, (vi) those Consents required under any foreign Law, and (vii) those Consents that, if they were not obtained or made, would not be reasonably likely to cause the Company to incur liabilities or obligations in excess of $250,000.

2.6 No Violations. Except as set forth in Section 2.6 of the Company Disclosure Schedule, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws or other governing instruments of the Company or any of the Company Subsidiaries, (ii) except as set forth on Section 2.6 of the Company Disclosure Schedule, require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument to which the Company or any Company Subsidiaries are parties or by which their respective assets are bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or any Company Subsidiary or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 2.5 hereof, contravene any applicable provision of any statute, law, rule or regulation or any order, decision, injunction, judgment, award or decree ("Law") to which the Company or any Company Subsidiary or its or any of their respective assets or properties are subject, except in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Company Material Adverse Effect.

2.7 Securities Filings. The Company has made available to Purchaser true and complete copies of (i) its Annual Reports on Form 10-K for the years ended September 30, 2000 and September 30, 1999 as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of the Company since September 30, 1999, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by the Company with the SEC since September 30, 1999. Except as set forth in Section 2.7 of the Company Disclosure Schedule, the Company has timely filed (with extensions) with the SEC all forms, reports, schedules, statements or other documents required to be filed by it under the Securities Act or Exchange Act since September 30, 1997 (such documents, as supplemented or amended since the time of filing, the "Company Securities Filings"). Except as set forth in Section 2.7 of the Company Disclosure Schedule, as of their respective dates, and as of the date of the last amendment thereof, if amended after filing, none of the Company Securities Filings contained or, as to the Company Securities Filings subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted or, as to the Company Securities Filings subsequent to the date hereof, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Section 2.7 of the Company Disclosure Schedule, each of the Company Securities Filings at the time of filing and as of the date of the last amendment thereof, if amended after filing, complied or, as to the Company Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable.

2.8 Company Financial Statements. The audited consolidated financial statements and unaudited interim financial statements (including any related notes and schedules) of the Company included in the Company Securities Filings (the "Company Financial Statements") have been prepared or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present or will present fairly, in all material respects, the financial position of the Company and the Company Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended, in each case in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

2.9 Absence of Certain Changes or Events; No Undisclosed Liabilities. Except as set forth in Section 2.9 of the Company Disclosure Schedule, since September 30, 2000, through the date of this Agreement, there has not been: (i) any event that has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) any declaration, payment or setting aside for payment of any dividend or other distribution or any redemption or other acquisition of any shares of capital stock or securities of the Company by the Company or any Company Subsidiary, (iii) any material damage or loss to any material asset or property, whether or not covered by insurance, or (iv) any change by the Company in accounting principles or practices. Except as set forth in Section 2.9 of the Company Disclosure Schedule, since September 30, 2000, through the date of this Agreement, there has not been any action taken by the Company or any of the Company Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 4.1. Except as set forth in Section 2.9 of the Company Disclosure Schedule and except for those liabilities that are reflected or reserved against on the balance sheet of the Company included in its September 30, 2000 Form 10-K, and liabilities incurred in the ordinary course of business since September 30, 2000, neither the Company nor any of the Company Subsidiaries has incurred any liability of any nature required under generally accepted accounting principles, applied on a consistent basis, to be reflected on a balance sheet of the Company that, either individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect.

2.10 Compliance with Laws. To the knowledge of the Company, the businesses of the Company and the Company Subsidiaries have been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

2.11 Permits. To the knowledge of the Company, (i) the Company and each of the Company Subsidiaries have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of their respective businesses (collectively, "Company Permits"), (ii) neither the Company nor any of the Company Subsidiaries is in material violation of any Company Permit and (iii) no proceedings are pending or, to the knowledge of the Company, threatened, to revoke or limit any Company Permit, except, in each case, those the absence, violation or revocation of which would not be reasonably likely to have a Company Material Adverse Effect.

2.12 Litigation. Except as disclosed in Section 2.12 of the Company Disclosure Schedule, there is no suit, action or proceeding ("Litigation") pending or, to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, nor is there any judgment, decree, injunction, rule or order of any Governmental Authority outstanding against the Company or any of the Company Subsidiaries, in any case which, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

2.13 Material Contracts. Neither the Company nor any of the Company Subsidiaries is a party to any material contract described in Rule 601(b)(10) of Regulation S-K that was required to be filed as an exhibit to the Company's 2000 Form 10-K (or would be required to be filed as an exhibit to the Company's 2000 Form 10-K if it were being filed as of the date of this Agreement) ("Company Material Contract"), except as filed as an exhibit to the Company's 2000 Form 10-K or as disclosed on Section 2.13 of the Company's Disclosure Schedule. To the knowledge of the Company, all Company Material Contracts are valid and binding and are in full force and effect and enforceable against the Company or such Company Subsidiary in accordance with their respective terms, subject to the Enforceability Exceptions. Neither the Company nor any of the Company Subsidiaries is in violation or breach of or default under any Company Material Contract where such violation or breach would be reasonably likely to have a Company Material Adverse Effect.

2.14 Employee Benefit Plans. (a) Section 2.14 of the Company Disclosure Schedule contains a complete list of all material written bonus, vacation, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, medical, dental, disability, health and life insurance plans, and other employee benefit and fringe benefit plans or other agreements maintained or contributed to by the Company or any of its subsidiaries for the benefit of officers, former officers, employees, former employees, directors, former directors, or the beneficiaries of any of the foregoing, or pursuant to which the Company or any of its subsidiaries may have any liability (collectively, the "Company Compensation and Benefit Plans") that are agreements with, or plans maintained primarily for the benefit of, individuals employed or rendering services and are not multiemployer plans within the meaning of Section 4001(a)(3) of ERISA (as defined in Section 3.8(c)) (the "Company Compensation and Benefit Plans").

(b) The Company has used its reasonable best efforts to have provided or made available to Purchaser copies of all Company Compensation and Benefit Plans listed on Section 2.14 of the Company Disclosure Schedule (excluding, however, multiemployer plans within the meaning of Section 4001(a)(3) of ERISA ("Multiemployer Plans") and Company Compensation and Benefit Plans which have been filed with or incorporated by reference into the Company's 1999 Form 10-K), including, but not limited to, all amendments thereto, and all of such copies that have been delivered are true and correct.

(c) To the knowledge of the Company, each of the Company Compensation and Benefit Plans has been and is being administered in accordance with the terms thereof and all applicable Law except where the failure to do so does not, individually or in the aggregate, have a Company Material Adverse Effect. Each "employee pension benefit plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each such plan, a "Pension Plan") included in the Company Compensation and Benefit Plans (a "Company Pension Plan") which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, and the Company is not aware of any circumstances which could result in the revocation or denial of any such favorable determination letter. To the knowledge of the Company, no material "prohibited transaction," within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Compensation and Benefit Plan. Except as disclosed in Section 2.12 of the Company's Disclosure Schedule, there is no pending or, to the Company's knowledge, threatened litigation relating to any of the Company Compensation and Benefit Plans.

(d) To the knowledge of the Company, no material liability under Title IV of ERISA has been or, to the knowledge of the Company, is reasonably expected to be incurred by the Company or any of its Subsidiaries or any entity which is considered one employer with the Company under Section 4001(a)(15) of ERISA or Section 414 of the Code (any such entity, a "Company ERISA Affiliate"), other than such liabilities that have previously been satisfied. To the knowledge of the Company, no notice of a "reportable event," within the meaning of Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Company Pension Plan or by any Company ERISA Affiliate within the past 12 months.

(e) All contributions, premiums and payments required to be made under the terms of any Company Compensation and Benefit Plan have been made, except where the failure to do so does not, individually or in the aggregate, have a Company Material Adverse Effect. To the knowledge of the Company, neither any Company Pension Plan nor any single-employer plan of a Company ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor any of its Subsidiaries has provided, or is required to provide, security to any Company Pension Plan or to any single-employer plan of a Company ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

(f) No Company Pension Plan is a "defined benefit plan", within the meaning of ERISA.

(g) Neither the Company nor any of its Subsidiaries contributes to or is required to contribute to any Multiemployer Plan. Neither the Company nor any of its Subsidiaries has incurred any material withdrawal liability (within the meaning of Section 4201 of ERISA) under any Multiemployer Plan within the past 5 years that has not been satisfied, nor, to the knowledge of the Company, could any such material withdrawal liability reasonably be expected to be incurred.

(h) Except as set forth in the Company Compensation and Benefit Plans listed in Section 2.14 of the Company Disclosure Schedule or filed with or incorporated by reference into the Company's 2000 Form 10-K, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (i) constitute an event under any Company Compensation and Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any officers and directors of the Company or (ii) to the knowledge of the Company result in any payment or benefit that will or may be made by the Company, any of its Subsidiaries, Purchaser or any of their respective affiliates that will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

(i) To the knowledge of the Company, the contributions of the Company and any of its Subsidiaries to any trust described in Section 501(c)(9) of the Code have complied with Section 419A of the Code.

2.15 Tangible Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets shown on the latest of the Company Financial Statements as owned by it, except for properties and assets disposed of in the ordinary course of business, free and clear of all liens, claims and encumbrances except for Permitted Encumbrances, if any. The Company owns or leases pursuant to a Company Material Contract all buildings, machinery, equipment and other tangible assets material to the conduct of its business as presently conducted. To the Company's knowledge, the tangible assets are, in the aggregate, free from defects (patent and latent) other than defects that do not individually or in the aggregate materially impair their value or intended use, have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear) and are suitable for the purposes for which they presently are used, except where failure to do so would not result in a Company Material Adverse Effect. Section 2.15 of the Company Disclosure Schedule contains a schedule of such tangible assets owned or leased by the Company that have a value in excess of $50,000.

2.16 Taxes and Returns. (a) Except as set forth in Section 2.16 of the Company Disclosure Schedule, the Company and each Company Subsidiary has timely filed, or caused to be timely filed, all Tax Returns (as defined below) required to be filed by it, and such returns are true, correct, and complete in all material respects. Except as set forth in Section 2.16 of the Company Disclosure Schedule, the Company and each Company Subsidiary has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes (as defined below) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established. There are no material claims or assessments pending against the Company or any of the Company Subsidiaries for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company or any of the Company Subsidiaries (other than, in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith or are immaterial in amount). Neither the Company nor any of the Company Subsidiaries has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company or any of the Company Subsidiaries for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any return. There are no liens for material amounts of Taxes on the assets of the Company or any of the Company Subsidiaries except for statutory liens for current Taxes not yet due and payable.

(b) None of the Company or any of the Company Subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

(c) Except as set forth in Section 2.16 of the Company Disclosure Schedule, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (either alone or in combination with another event) will not result in any payment (whether of severance pay, unemployment compensation, golden parachute, bonus or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee or director of the Company or any of the Company Subsidiaries.

(d) None of the Company or any of the Company Subsidiaries has been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(e) As of the date of this Agreement, none of Company or any of the Company Subsidiaries is currently being audited by any taxing authority and none of the Company or any of the Company Subsidiaries has been notified by any tax authority that any such audit is contemplated or pending.

(f) The Company is not a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(g) The Company and each Company Subsidiary will not as a result of the transaction contemplated by this Agreement make or become obligated to make any parachute payment as defined in Section 280(G) of the Code.

(h) None of the Company or any Company Subsidiary has made an election under Section 341(f) of the Code.

(i) None of the Company or any Company Subsidiary is a party to or has any obligation under any tax allocation, tax sharing , tax indemnity or other similar agreement or arrangement.

(j) The Company has not applied for or received a tax ruling from the Internal Revenue Service or any foreign, state or local taxing authority and has not entered into a closing agreement pursuant to Section 7121 of the Code or similar provision of foreign, state or local law, which closing agreement is still in effect.

(k) Except as set forth in Section 2.16 of the Company Disclosure Schedule, none of the Company or Company Subsidiaries has either distributed stock of a controlled corporation pursuant to Section 355 of the Code or had its stock distributed by another corporation pursuant to Section 355 of the Code.

(l) Except as set forth in Section 2.16 of the Company Disclosure Schedule, no claim has been made or is expected to be made against or in respect of the Company or any Company Subsidiary by any Governmental Authority in a jurisdiction in which the Company or any Company Subsidiary does not file returns or pay or collect taxes in respect of a particular type of tax imposed by that jurisdiction that the Company or any Company Subsidiary is or may be subject to an obligation to file returns or collect or pay taxes in respect of such tax in that jurisdiction.

(m) True, correct and complete copies of all income franchise property payroll sales and use tax returns and forms filed by the Company and any Company Subsidiary for the last 3 years have been furnished to Purchaser.

(n) For purposes of this Agreement, the term "Tax" shall mean any tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, imposed by any Governmental Authority (including, but not limited to, any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, transfer or excise tax) together with any interest, addition or penalty imposed thereon. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Governmental Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

2.17 Certain Labor Matters. As of the date of this Agreement, the Company and the Company Subsidiaries do not have any collective bargaining agreements with any persons employed by the Company or any of the Company Subsidiaries, nor is the Company or any of the Company Subsidiaries in the process of negotiating any such agreement. There is no labor strike, dispute or stoppage pending, or to the knowledge of the Company, threatened against the Company or any of the Company Subsidiaries. None of the Company or the Company Subsidiaries is the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment which proceeding has had or is reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, no executive, key employee or group of employees has any plans to terminate its or their employment with the Company which termination would have a Company Material Adverse Effect.

2.18 Finders and Investment Banker. Except as set forth in Section 2.18 of the Company Disclosure Schedule, neither the Company nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

2.19 Fairness Opinion. The Company has received from McDonald Investments, its financial advisor, a verbal opinion to the effect that the consideration to be received in the Merger by the Company's shareholders is fair to the Company's shareholders from a financial point of view.

2.20 Insurance. Section 2.20 of the Company Disclosure Schedule sets forth a true and complete list of all insurance policies carried by, or covering the Company and the Company Subsidiaries with respect to their businesses, assets and properties and with respect to which records are maintained at the Company's principal executive offices, together with, in respect of each such policy, the amount of coverage and the deductible. The Company and the Company Subsidiaries maintain insurance policies against all risk of a character, including without limitation, business interruption insurance, and in such amounts as the Company deems appropriate. Each insurance policy set forth on Section 2.20 of the Company Disclosure Schedule is in full force and effect and all premiums due thereon have been paid in full.

2.21 Vote Required; Ownership of Purchaser Capital Stock; State Takeover Statutes. (a) The approval of the Company Proposals by a vote of a majority of the holders of the issued and outstanding Company Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and the transactions contemplated hereunder.

(b) Neither the Company nor any of the Company Subsidiaries beneficially owns, either directly or indirectly, any shares of Purchaser capital stock.

(c) The Company has taken all actions necessary under the GBCC to adopt and approve this Agreement, the Merger and the transactions contemplated by this Agreement except as required under Section 2.21(a). Sections 14-2-1111 and 14-2-1132 of the GBCC applicable to a "business combination" do not (by reason of the Company's participation therein) apply to the Merger. To the knowledge of the Company no other "fair price," "moratorium," or other similar anti-takeover statute or regulation prohibits (by reason of Company's participation therein) the Merger or the other transactions contemplated by this Agreement.

2.22 Environmental Matters. To the knowledge of the Company and except as otherwise disclosed in Section 2.22 of the Company Disclosure Schedule:

(a) the Company has not, and no third party has, generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on real property owned, leased or operated by the Company or any of the Company Subsidiaries (the "Company Real Property"), any toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitations, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. §§ 9601-9657, as amended) (collectively, "Hazardous Substances") and no Hazardous Substances have been generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Company Real Property, nor has any activity been undertaken on the Company Real Property that would cause or contribute to (a) the Company Real Property becoming a treatment, storage or disposal facility in material violation of, the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. §§ 6901 et seq., or any similar state law or local ordinance, (b) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants from the Company Real Property in violation of CERCLA or any similar state law or local ordinance, or (c) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters or the discharge into the air of any emissions, for which the Company does not have all required permits under the Federal Water Act, 33 U.S.C. §§1251 et seq., or the Clean Air Act, 42 U.S.C. §§ 7401 et seq., or any similar state law or local ordinance, in each case except for any such noncompliance, violations, or failures as would not be reasonably likely to have a Company Material Adverse Effect;

(b) there are no substances or conditions in or on the Company Real Property that may support a claim or cause of action under RCRA, CERCLA or any other federal, state or local environmental statutes, regulations, ordinances or other environmental regulatory requirements, except for any such claims or causes of action as would not be reasonably likely to have a Company Material Adverse Effect; and

(c) there are no above ground or underground tanks that have been located under, in or about the Company Real Property which have been subsequently removed or filled and to the extent storage tanks exist on or under the Company Real Property, such storage tanks have been duly registered with all appropriate regulatory and governmental bodies and are otherwise in compliance with applicable federal, state and local statutes, regulations, ordinances and other regulatory requirements.

2.23 Real Property. (a) Except as set forth in Section 2.23 of the Company Disclosure Schedule (the "Owned Real Property"), neither the Company nor any Company Subsidiaries own any real property. The Company and each of the Company Subsidiaries have good and insurable title to all Owned Real Property. Except as disclosed in Section 2.23 of the Company Disclosure Schedule, to the knowledge of the Company, (i) the current use and operation of all Owned Real Property is in compliance with all Laws (including and with limitation, laws relating to parking, zoning and land use) and public and private covenants and restrictions, and neither the Company nor any of its Subsidiaries have received notice of non-compliance of any Owned Real Property with any Laws and (ii) the utilities, access and parking for each such item of Owned Real Property are reasonably adequate for the current use and operation thereof, except, with respect to this Section 2.23, in instances that, in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 2.23 of the Company Disclosure Schedule hereto, the Company does not have knowledge that there are any zoning, building code, occupancy restriction or other land-use regulation proceedings or any proposed changes in any Laws, which would materially and adversely affect the present use or operation of any Owned Real Property, nor has the Company or any Subsidiary received any notice of any special assessment proceedings affecting the Owned Real Property, or applied for any change to the zoning or land use status of the Owned Real Property. Except, with respect to this Section 2.23, in instances that, in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect. Except as disclosed in Section 2.23 of the Company Disclosure Schedule hereto, to the knowledge of the Company, all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by all Laws or for the present use and operation of each item of Owned Real Property are reasonably adequate to service such item of Owned Real Property, as improved, and to permit compliance with all Laws in all material respects and present usage of each Owned Real Property. To the knowledge of the Company, the Company and its Subsidiaries have obtained all licenses, permits, approvals, easements and rights of way (and all such items are currently in full force and effect) required from any Governmental Authority or from private parties for the present use and operation of such item of Owned Real Property.

(b) Section 2.23 of the Company Disclosure Schedule lists and describes briefly all real property leased or subleased to the Company or the Company Subsidiaries. The Company has made available to the Purchaser correct and complete copies of each such lease and sublease. Except as set forth in Sections 2.23 and 2.26 of the Company Disclosure Schedule:

(i) to the knowledge of the Company, each such lease or sublease is legal, valid, binding, enforceable and in full force and effect subject to the Enforceability Exceptions;

(ii) the consummation of the transactions contemplated hereby will neither cause the termination of each such lease or sublease nor effect a change in any of its terms;

(iii) the Company is not, and, to the knowledge of the Company, no other party to such lease or sublease is, in breach or default, and no event has occurred which, with notice or lapse of time, or both, would constitute a breach or default that would permit termination, modification or acceleration thereunder;

(iv) neither the Company nor, to the knowledge of the Company, any other party to each such lease or sublease has repudiated or disputed any provision thereof;

(v) to the knowledge of the Company, there are no oral agreements in effect as to each such lease or sublease; and

(vi) the Company has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any leasehold or subleasehold except for Permitted Encumbrances, if any. For the purposes of this Agreement, "Permitted Encumbrances" means and includes those items set forth on Section 2.23 of the Company Disclosure Schedule.

2.24 Notes and Accounts Receivables. All notes and accounts receivable of the Company are reflected properly on the Company's books and records, are not, to the knowledge of the Company, subject to any setoff or counterclaim.

2.25 Bank Accounts and Powers of Attorney. Section 2.25 of the Company Disclosure Schedule sets forth a list of all accounts, borrowing resolutions and deposit boxes maintained by the Company at any bank or other financial institution and the names of the persons authorized to effect transactions in such accounts and pursuant to such resolutions and with access to such boxes. There are no outstanding powers of attorney executed on behalf of the Company.

2.26 Guaranties. Except as disclosed in Section 2.26 of the Company Disclosure Schedule, the Company is not a guarantor or otherwise is liable for any indebtedness, liability or other obligation of any other person or entity.

2.27 Intellectual Property. Section 2.27 of the Company Disclosure Schedule sets forth all of the following that are used in, useful, necessary, incidental or pertain to or associated with the operation of the Company and the Company Subsidiaries: (i) all trademarks, service marks, trade names, trade dress and the like, including all common law marks (collectively, together with the associated goodwill of each, "Trademarks"), together with information regarding all registrations and pending applications to register any such rights; (ii) all patents on and pending application to patent any technology or design; (iii) all copyrights and all registrations of and applications to register copyrights; (iv) all licenses of rights in software (including all source codes with respect to such software that are available to the Company and the Company Subsidiaries), Trademarks, patents, copyrights and other intellectual property, whether to or by the Company and the Company Subsidiaries; and (v) all trade secrets (as defined in the Michigan Uniform Trade Secret Act). The rights of the Company and the Company Subsidiaries required to be so identified and used in, useful, necessary or pertaining to the Company and the Company Subsidiaries herein collectively referred to as the "Intellectual Property." The Company and/or the Company Subsidiaries are the owner of the Intellectual Property, and all such Intellectual Property exists and has been maintained in good standing. To the Company's knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area any mark that is identical or confusingly similar to any of the Trademarks. To the Company's knowledge, no third party asserts ownership rights in any of the Intellectual Property (except to the extent that such Intellectual Property has been properly licensed to or by the Company and the Company Subsidiaries), except to the extent the same would not reasonably be expected to cause a Material Adverse IP Effect. To the Company's knowledge, the Company's and the Company Subsidiaries' use of the Intellectual Property does not infringe upon any right of any third party and no third party is infringing any of the Company's and the Company Subsidiaries' rights in any of the Intellectual Property, except to the extent the same would not reasonably be expected to cause a Material Adverse IP Effect. To the Company's knowledge, and without limitation of the foregoing, the Company and/or the Company Subsidiaries have the legal right (including, but not limited to, site licenses, as applicable) to use all copies of all computer software currently used by the Company and/or the Company Subsidiaries, except to the extent the same would not reasonably be expected to cause a Material Adverse IP Effect. For purposes of this Section 2.27, a "Material Adverse IP Effect" means any claim for infringement which results in a payment of damages or royalties to a third-party in excess of $1,000,000, or a loss of revenues in excess of $1,000,000.

2.28 Investments. Except as disclosed in Section 2.28 of the Company Disclosure Schedule and as reflected on the Company Financial Statements, neither the Company nor the Company Subsidiaries (a) own any equity or debt of any other person, and (b) have any liabilities or obligations related to any equity or debt ownership of any other person.

2.29 No Other Representations or Warranties. The Company acknowledges and agrees that, in entering into this Agreement and in consummating the transactions contemplated hereby:

(i) It has relied and will rely solely upon its own investigation and analysis and the representations and warranties contained in Article 3 of this Agreement (and, without limiting the generality of the foregoing, not on any of the information learned or provided in connection with any presentation made by management or other Purchaser representatives, contained in any document provided to it, any projections or forecasts or otherwise).

(ii) None of the Purchaser nor any of the Purchaser representatives has made any statement, representation or warranty to the Company except for the representations and warranties made by the Purchaser as expressly set forth in Article 3 of this Agreement (including in any other document or any projections or forecasts).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in the disclosure schedule from Purchaser to the Company to be delivered upon the execution of this Agreement, which sets forth certain disclosures concerning Purchaser and its business (the "Purchaser Disclosure Schedule"), Purchaser hereby represents and warrants to the Company as follows:

3.1 Due Incorporation and Good Standing. Each of Purchaser and each subsidiary of the Purchaser (the "Purchaser Subsidiaries") is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not be reasonably likely to have a Purchaser Material Adverse Effect. For the purposes of this Agreement, any reference to a state of facts, event, change or effect having a "Purchaser Material Adverse Effect" means any such state of facts, event, change or effect that (a) has had, or is reasonably likely to have, a material adverse effect on the business, results of operation, prospects or financial condition of the Purchaser and the Purchaser Subsidiaries taken as a whole or (b) would reasonably be expected to have a material adverse effect on the legality, binding nature or enforceability of this Agreement against the Purchaser or to prevent or substantially delay the consummation of the Merger; provided that the following state of facts, events, changes and the effects thereof shall be disregarded and shall in no event constitute a Purchaser Material Adverse Effect: (i) general business or economic conditions, (ii) conditions generally affecting the industry in which the Purchaser competes, (iii) the taking of any action contemplated by this Agreement, (iv) the announcement or pendency of the transactions contemplated in this Agreement, and (v) any acquisition and related financing of Purchaser. Purchaser has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of Purchaser.

3.2 Capitalization. As of the date hereof, the authorized capital stock of Purchaser consists of 103,000,000 shares of stock, of which 100,000,000 shares have been designated as Purchaser Stock and 3,000,000 shares have been designated as Preferred Stock, no par value per share. As of March 6, 2001, 31,399,172 shares of Purchaser Stock were issued and outstanding, no shares of Purchaser Preferred Stock were issued or outstanding. No other shares of capital stock of Purchaser were issued or outstanding. As of December 31, 2000, a total of approximately 8,247,000 shares of Purchaser Stock are reserved for future issuance to employees and directors upon exercise of any options, warrants or other rights to purchase or acquire any shares of capital stock of the Purchaser (including restricted stock, stock equivalents and stock units) ("Purchaser Options"). As of December 31, 2000, there were 6,147,000 Purchaser Options outstanding. Except as set forth in Section 3.2 of the Purchaser Disclosure Schedule and as otherwise contemplated by this Agreement, as of the date hereof there are no outstanding rights, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options or other agreements of any kind relating to any of the outstanding, authorized but unissued or unauthorized shares of capital stock or any other security of the Purchaser, and there is no authorized or issued security of any kind convertible into or exchangeable, for any such capital stock or other security. All issued and outstanding shares of Purchaser Stock are, and all shares of Purchaser Stock to be issued to Company stockholders in connection with the Merger will upon issuance be, duly authorized, validly issued, fully paid and non-assessable.

3.3 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, the Merger, have been duly and validly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

3.4 Governmental Approvals. No Consent from or with any Governmental Authority on the part of Purchaser is required in connection with the execution or delivery by Purchaser of this Agreement or the consummation by Purchaser of the transactions contemplated hereby other than (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL; (ii) filings with the SEC, state securities laws administrators and the NYSE; (iii) filings under the HSR Act; (iv) such filings as may be required in any jurisdiction where Purchaser is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization; (v) those Consents required under any foreign Law; and (vi) those Consents that, if they were not obtained or made, would not be reasonably likely to have a Purchaser Material Adverse Effect.

3.5 No Violations. Except as set forth in Section 3.5 of the Purchaser Disclosure Schedule, the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Purchaser with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws or other governing instruments of Purchaser, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any agreement or other instrument to which Purchaser is a party or by which its assets are bound, (iii) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Purchaser or (iv) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.4 hereof, contravene any Law to which Purchaser or its or any of its assets or properties are subject, except, in the case of clauses (ii), (iii) and (iv) above, for any deviations from the foregoing which would not be reasonably likely to have a Purchaser Material Adverse Effect.

3.6 Securities Filings. Purchaser has made available to the Company true and complete copies of (i) its Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of Purchaser since December 31, 1999, as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Purchaser with the SEC since December 31, 1999. The reports and statements set forth in clauses (i) through (iii) above, and those subsequently provided or required to be provided pursuant to this Section 3.6, are referred to collectively herein as the "Purchaser Securities Filings." The Purchaser has timely filed with the SEC all of the Purchaser Securities Filings that have been filed prior to the date hereof. As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Purchaser Securities Filings contained or, as to Purchaser Securities Filings subsequent to the date hereof, will contain, any untrue statement of a material fact or omitted or, as to Purchaser Securities Filings subsequent to the date hereof, will omit, to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Purchaser Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Purchaser Securities Filings subsequent to the date hereof, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable.

3.7 Finders and Investment Bankers. Neither Purchaser nor any of its officers or directors has employed any broker or finder or otherwise incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

3.8 Vote Required; Ownership of Company Capital Stock; State Takeover Statutes. (a) The adoption and approval of this Agreement, the Merger and the transactions contemplated by this Agreement by the Board of Directors of Purchaser is the only corporate action necessary to approve the Merger and the transactions contemplated hereunder. No vote of any holder of any class or series of the Purchaser's capital stock is necessary to approve this Agreement, the Merger or the transactions contemplated hereunder.

(b) Neither the Purchaser nor any of the Purchaser Subsidiaries beneficially owns, either directly or indirectly, any shares of Company capital stock.

(c) Purchaser has taken all actions necessary under the GBCC and the DGCL to adopt and approve this Agreement, the Merger and the transactions contemplated by this Agreement. Immediately prior to the execution of this Agreement, Purchaser was not an "interested shareholder", as defined in Section 14-2-1110(11) of the GBCC with respect to the Merger. To the knowledge of the Purchaser, no other "fair price," moratorium," or other similar anti-takeover statute or regulation prohibits (by reason of the Purchaser's participation therein) the Merger or the other transactions contemplated by this Agreement.

3.9 Purchaser Financial Statements. The audited consolidated financial statements and unaudited interim financial statements (including any related notes and schedules) of Purchaser included or incorporated by reference in the Purchaser Securities Filings (the "Purchaser Financial Statements") have been prepared or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and present or will present fairly, in all material respects, the financial position of Purchaser and the Purchaser Subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended, in each case in accordance with generally accepted accounting principles applied on a consistent basis, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act.

3.10 Absence of Certain Changes or Events; No Undisclosed Liabilities. Except as set forth in Section 3.10 of the Purchaser Disclosure Schedule, since December 31, 2000, through the date of this Agreement, there has not been (i) any event that has had or would reasonably be expected to have a Purchaser Material Adverse Effect or (ii) any declaration, payment or setting aside for payment any dividend or other distribution or redemption or other acquisition of any shares of capital stock of Purchaser by Purchaser.

3.11 Compliance with Laws. To the knowledge of Purchaser, the businesses of Purchaser and the Purchaser Subsidiaries have been operated in compliance with all Laws applicable thereto, except for any instances of non-compliance which would not be reasonably likely to have a Purchaser Material Adverse Effect.

3.12 Financing. Purchaser has sufficient funds and/or commitments for financing available and/or commitments for financing to pay (a) the aggregate Cash Consideration and cash in lieu of fractional shares to be paid in the Merger and (b) to repay the indebtedness of the Company to be repaid at the Closing pursuant to Section 5.11. No funds or other assets of the Company or any of the Company Subsidiaries will be used to fund any portion of the Merger Consideration. Except as set forth in Section 3.12 of the Purchase Disclosure Schedule, the Company and the Company Subsidiaries will not guarantee any financing for any portion of the Merger Consideration nor will any liens or encumbrances be imposed on any of the assets of the Company or any of the Company Subsidiaries in support of or to secure any such financing. Copies of the financing commitments have been furnished to the Company.

3.13 Tax-Free Reorganization. None of the Purchaser, or any of the Purchaser Subsidiaries has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

3.14 No Other Representations or Warranties. Purchaser acknowledges and agrees that, in entering into this Agreement and in consummating the transactions contemplated hereby:

(i) It has relied and will rely solely upon its own investigation and analysis and the representations and warranties contained in Article 2 of this Agreement. Without limiting the generality of the foregoing, it has not and will not rely on any of the information learned or provided in connection with any presentation made by management or other Company Representatives, contained in any document provided to it, any projections or forecasts or otherwise, including but not limited to, the undated Confidential Memorandum received from the Company's financial advisor (the "Confidential Memorandum").

(ii) None of the Company nor any of the Company representatives has made any statement, representation or warranty (including in the Confidential Memorandum or in any other document or any projections or forecasts) except for the representations and warranties made by the Company as expressly set forth in Article 2 of this Agreement.

ARTICLE 4

ADDITIONAL COVENANTS OF THE COMPANY

The Company covenants and agrees as follows:

4.1 Conduct of Business of the Company and the Company Subsidiaries. (a) Unless Purchaser shall otherwise agree in writing and except as expressly contemplated by this Agreement or as set forth on Section 4.1 of the Company Disclosure Schedule (the inclusion of any item having been consented to by Purchaser), during the period from the date of this Agreement to the Effective Time, (i) the Company shall conduct, and it shall cause each of the Company Subsidiaries to conduct, its or their businesses in the ordinary course, and the Company shall, and it shall cause each of the Company Subsidiaries to, use its or their commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and key employees, and to maintain satisfactory relationships with all persons with whom it does business, and (ii) without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary will:

(A) amend or propose to amend its Articles of Incorporation or Bylaws (or comparable governing instruments);

(B) authorize for issuance, issue, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other equity securities of the Company or any Company Subsidiary including, but not limited to, any securities convertible into or exchangeable for shares of stock of any class of the Company or any Company Subsidiary, except for the issuance of Company Shares pursuant to the exercise of Company Options outstanding on the date of this Agreement in accordance with their present terms;

(C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than dividends or distributions to the Company or any Company Subsidiary, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any shares of its capital stock or other securities and other than pursuant to commitments outstanding on the date of this Agreement in accordance with their present terms as set forth on Schedule 4.1 of the Company Disclosure Schedule;

(D) (i) create, incur, assume, forgive or make any changes to the terms or collateral of any debt for borrowed money, except incurrences that constitute refinancing of existing obligations on terms that are no less favorable to the Company or the Company Subsidiaries than the existing terms; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person other than in the ordinary course of business; (iii) make any capital expenditures other than as set forth in Section 4.1 of the Company Disclosure Schedule; (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to a Company Subsidiary and customary travel, relocation or business advances to employees); (v) acquire the stock or assets of, or (subject to Section 7.1) merge or consolidate with, any other person; (vi) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business; or (vii) sell, transfer, mortgage, pledge, or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company and the Company Subsidiaries taken as a whole other than to secure debt permitted under subclause (i) of this clause (D) or other than in the ordinary course of business;

(E) increase in any manner the wages, salaries, bonus, compensation or other benefits of any of its officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, termination, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than as required pursuant to the terms of agreements in effect on the date of this Agreement, or enter into or engage in any agreement, arrangement or transaction with any of its directors, officers, employees or affiliates;

(F) (i) commence or settle any litigation or other proceedings with any Governmental Authority or other person, or (ii) make or rescind any election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, change any method of accounting or make any other material change in its accounting or Tax policies or procedures;

(G) knowingly commit or omit to do any act, which act or omission causes a breach of any covenant contained in this Agreement or is intended to cause any representation or warranty contained in this Agreement to become untrue in a material respect, as if each such representation and warranty were continuously made from and after the date hereof;

(H) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

(I) enter into any new line of business;

(J) enter into any lease, contract or agreement pursuant to which the Company is obligated to pay or incur obligations of more than $100,000 per year, other than the purchase of inventory in the ordinary course of business;

(K) allow Company Debt to increase above $21,392,928. "Company Debt" means the aggregate amount of obligations of the Company and its Subsidiaries as set forth on the attached Schedule 4.1(K);

(L) allow the increase, if any, in Revolving Debt, from September 30, 2000, to be greater than the increase, if any, in Working Capital from September 30, 2000. "Revolving Debt" means the annual daily average loan balance under the Company's revolving credit facility, as set forth on Schedule 4.1(L). "Working Capital" means the Company's current assets less its current liabilities, as reflected on the Company Financial Statements; or

(M) authorize any of, or agree to commit to do any of, the foregoing actions.

(b) The Company shall, and the Company shall cause each of the Company Subsidiaries to, use its or their reasonable efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Company Permits necessary for, or otherwise material to, such business.

4.2 Notification of Certain Matters. The Company shall give prompt notice to Purchaser if any of the following occur after the date of this Agreement: (i) receipt of any written notice from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material written notice from any Governmental Authority (including, but not limited to, American Stock Exchange, Inc. ("AMEX") or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Company Material Adverse Effect or which the Company believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein; or (iv) the commencement or threat of any Litigation involving the Company or any Company Subsidiary which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger.

4.3 Access and Information. Between the date of this Agreement and the Effective Time, the Company will give, and shall direct its accountants and legal counsel to give, Purchaser and its respective authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times, access as reasonably requested to all offices and other facilities and to all contracts, agreements, commitments, books and records of or pertaining to the Company and the Company Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers to furnish Purchaser with (a) such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Purchaser may from time to time reasonably request, and (b) a copy of each material report, schedule and other document filed or received by the Company or any Company Subsidiary pursuant to the requirements of applicable securities laws or AMEX.

4.4 Shareholder Approval. As soon as practicable after the registration statement has been declared effective, the Company shall call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving the Company Proposals and for such other purposes as may be necessary or desirable in connection with effectuating the transactions contemplated hereby. Except as otherwise contemplated by this Agreement, the Company will use reasonable efforts to obtain any necessary approval by the Company's shareholders of the Company Proposals. Notwithstanding the foregoing, if the Board of Directors of the Company determines that to do so would result in a breach of the fiduciary duties of the Company's Board of Directors under applicable law, the Company, acting through its Board of Directors, may refuse to call, give notice, convene and/or hold such a meeting of its shareholders for such purpose and/or may adjourn or terminate any such meeting previously called.

4.5 Reasonable Best Efforts. Subject to the terms and conditions herein provided, the Company agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Merger and the transactions contemplated hereby and (ii) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, the Company agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions to Closing set forth herein.

4.6 Public Announcements. So long as this Agreement is in effect, the Company shall not, and shall cause its affiliates not to, (a) issue or cause the publication of any press release or any other announcement or communication with respect to the Merger or the other transactions contemplated hereby without the written consent of Purchaser, or (b) discuss with the press or the media this Agreement, the Merger or the transactions contemplated hereby (and will refer any and all questions and inquiries to Purchaser), except in any case under (a) or (b) where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, AMEX, in which case the Company, prior to making such announcement, will consult with Purchaser regarding the same.

4.7 Compliance. In consummating the Merger and the other transactions contemplated hereby, the Company shall comply in all material respects with the provisions of the Securities Exchange Act and shall comply, and/or cause the Company Subsidiaries to comply or to be in compliance, in all material respects, with all other applicable Laws.

4.8 Tax Opinion Certificate. The Company shall execute and deliver a certificate, in form reasonably satisfactory to Purchaser dated on or about the date that is two business days prior to the date the Prospectus/Proxy Statement is mailed and again dated as of the Closing Date (the "Company Tax Opinion Certificate") signed by an officer of the Company setting forth factual representations and covenants that will serve as a basis for the tax opinions required pursuant to Section 6.2(d) and Section 6.3(d) of this Agreement.

4.9 Other Tax-related Certificates. The Company shall provide such certificates as may be required so that no withholding of taxes is required pursuant to Section 1445 of the Code.

4.10 SEC and Shareholder Filings. The Company shall send to Purchaser a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

4.11 Accountant's Comfort Letter. The Company shall use reasonable efforts to cause to be delivered to the Purchaser a letter from its independent accountant, dated a date within two business days before the effective date of the Registration Statement, in a form reasonably satisfactory to the Purchaser and customary in scope for comfort letters delivered by independent accountants in connection with registration statements on Form S-4 under the Securities Act.

ARTICLE 5

ADDITIONAL COVENANTS OF PURCHASER

Purchaser covenants and agrees as follows:

5.1 Access and Information. Between the date of this Agreement and the Effective Time, Purchaser will give, and shall direct its accountants and legal counsel to give, the Company and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times upon reasonable prior notice by the Company, access as reasonably requested to all contracts, agreements, commitments, books and records of or pertaining to Purchaser and the Purchaser Subsidiaries, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish the Company with (a) such financial and operating data and other information with respect to the business and properties of Purchaser and its subsidiaries as the Company may from time to time reasonably request and (b) a copy of each material report, schedule and other document filed or received by Purchaser or any of its subsidiaries pursuant to the requirements of applicable securities laws or the NYSE, all only to the extent reasonably required by the Company to facilitate and consummate the transactions contemplated by this Agreement.

5.2 Notification of Certain Matters. Purchaser shall give prompt notice to the Company if any of the following occur after the date of this Agreement: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, provided that such Consent would have been required to have been disclosed in this Agreement; (ii) receipt of any material notice or other communication from any Governmental Authority (including, but not limited to, the NYSE or any securities exchange) in connection with the transactions contemplated by this Agreement; (iii) the occurrence of an event which would be reasonably likely to have a Purchaser Material Adverse Effect or (iv) the commencement or threat of any Litigation involving or affecting Purchaser or any of its subsidiaries, or any of their respective properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Purchaser or any of its subsidiaries which, if pending on the date hereof, would have been required to have been disclosed in this Agreement or which relates to the consummation of the Merger.

5.3 [Reserved.]

5.4 Reasonable Best Efforts. Subject to the terms and conditions herein provided, Purchaser agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the Merger and the other transactions contemplated hereby and (ii) timely making all necessary filings under the HSR Act. Upon the terms and subject to the conditions hereof, Purchaser agrees to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions to Closing set forth herein.

5.5 Public Announcements. So long as this Agreement is in effect, the Purchaser shall not, and shall cause its affiliates not to, (a) issue or cause the publication of any press release or any other announcement or communication with respect to the Merger or the other transactions contemplated hereby without the written consent of the Company, or (b) discuss with the press or the media this Agreement, the Merger or the transactions contemplated hereby (and will refer any and all questions and inquiries to Purchaser), except in any case under (a) or (b) where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, NYSE, in which case the Purchaser, prior to making such announcement, will consult with the Company regarding the same.

5.6 Compliance. In consummating the Merger and the other transactions contemplated hereby, Purchaser shall comply in all material respects with the provisions of the Securities Exchange Act and the Securities Act and shall comply, and/or cause its subsidiaries to comply or to be in compliance, in all material respects, with all applicable Laws.

5.7 SEC and Shareholder Filings. Purchaser shall send to the Company a copy of all material public reports and materials as and when it sends the same to its shareholders, the SEC or any state or foreign securities commission.

5.8 Tax Opinion Certificate. Purchaser shall execute and deliver a certificate, in form reasonably satisfactory to Company dated on or about the date that is two business days prior to the date the Prospectus/Proxy Statement is mailed and again dated as of the Closing Date (the "Purchaser Tax Opinion Certificate"), signed by an officer of Purchaser setting forth factual representations and covenants that will serve as a basis for the tax opinions required pursuant to Section 6.2(d) and Section 6.3(d) of this Agreement.

5.9 Indemnification and Insurance. (a) As of the Effective Time, the indemnification and exculpation provisions contained in the Bylaws and the Certificate of Incorporation of the Surviving Corporation shall be at least as favorable to individuals who immediately prior to the Closing Date were directors, officers, agents or employees of the Company or its Subsidiaries or otherwise entitled to indemnification under the Company's or its Subsidiaries' Bylaws or Articles of Incorporation as those contained in the Bylaws and the Articles of Incorporation of the Company or its Subsidiaries, respectively, and shall not be amended, repealed or otherwise modified for a period of six years after the Closing Date in any manner that would adversely affect the rights thereunder of any Indemnified Party. The Company hereby covenants that it shall, to the fullest extent permitted under Georgia law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, Purchaser shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless, each of the individuals who are, or at any time have been, an officer, director, employee or agent of the Company or any of the Company Subsidiaries (but excluding Advanced Animations, Inc.), or otherwise entitled to indemnification under the Company's or Company Subsidiary's (but excluding Advanced Animations, Inc.), articles of incorporation or bylaws (each, an "Indemnified Party"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, including, without limitation, liabilities arising out of this Agreement or under the Securities Exchange Act, occurring through the Closing Date, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company or Purchaser shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly as statements therefor are received, and (ii) the Company and the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that neither the Company nor the Surviving Corporation shall be obliged pursuant to this Section 5.9 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. Purchaser shall reimburse all expenses, including reasonable attorney's fees and expenses, incurred by any person to enforce the obligations of Purchaser under this Section 5.9. To the fullest extent permitted by Law, Purchaser shall advance expenses.

(b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.9.

(c) Purchaser shall use its reasonable best efforts to obtain and maintain in effect for six years from the Effective Time, the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has heretofore been delivered to Purchaser); provided, however, that in no event shall Purchaser be required to expend in any year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amounts, Purchaser shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

5.10 Repayment of Certain Company Indebtedness. At the Closing, Purchaser shall repay in full the outstanding principal and accrued interest of the indebtedness of the Company described in Section 5.10 of the Company Disclosure Schedule.

5.11 Refinancing. Purchaser shall refinance and replace the indebtedness of the Company identified in Section 5.11 of the Company Disclosure Schedule. Purchaser acknowledges and agrees that all such indebtedness must be refinanced and replaced as a result of the Merger, unless other accommodations are made with respect thereto between Purchaser and the lender thereunder.

ARTICLE 6

CONDITIONS

6.1 Conditions to Each Party's Obligations. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company Proposals shall have been approved at or prior to the Effective Time by the requisite vote of the shareholders of the Company required under the GBCC.

(b) No Injunction or Action. No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority since the date of this Agreement which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. The Company and Purchaser shall use their commercially reasonable efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time.

(c) HSR Act. Any waiting period applicable to the Merger under the HSR Act shall have expired or early termination thereof shall have been granted.

(d) Registration Statement. The Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no action, suit, proceeding or investigation for that purpose shall have been initiated or threatened by any Governmental Authority.

(e) Blue Sky. Purchaser shall have received all state securities law authorizations necessary to consummate the transactions contemplated hereby.

(f) Listing of Purchaser Stock. The shares of Purchaser Stock comprising the Merger Consideration shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(g) Governmental Approval. All Consents of any Governmental Authority required for the consummation of the Merger and the transactions contemplated by this Agreement shall have been obtained, except those Consents the failure of which to obtain will not be reasonably likely to have a Company Material Adverse Effect or a Purchaser Material Advise Effect.

6.2 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by the Company:

(a) Purchaser Representations and Warranties. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of date hereof and as of the Closing Date as if made on and as of the Closing Date, except those representations and warranties that speak of an earlier date, which shall be true and correct in all material respects as of such earlier date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Purchaser Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Notwithstanding anything to the contrary in this Agreement, this Section 6.2(a) will be deemed to have been satisfied even if such representations or warranties are not true and correct in all material respects unless the failure of any of the representations or warranties to be so true and correct shall have had, or shall be reasonably likely to have, a Purchaser Material Adverse Effect.

(b) Performance by Purchaser. Purchaser shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Effective Time. Notwithstanding anything to the contrary in this Agreement, this Section 6.2(b) will be deemed to have been satisfied even if Purchaser has not performed or complied with all agreements, covenants and obligations required by this Agreement to be so performed or complied with unless the failure to perform or comply with such agreements, obligations and covenants shall have had, or shall be reasonably likely to have, a Purchaser Material Adverse Effect.

(c) Certificates and Other Deliveries. Purchaser shall have delivered, or caused to be delivered, to the Company: (i) a certificate executed on its behalf by its President or another authorized officer to the effect that the conditions set forth in Sections 6.2(a) and (b) hereof have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Delaware stating that Purchaser is a validly existing corporation in good standing; (iii) duly adopted resolutions of the Board of Directors of Purchaser adopting and approving the Merger and adopting and approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, each certified by its Secretary; (iv) a true and complete copy of the Certificate of Incorporation of the Purchaser certified by the Secretary of State of Delaware and a true and complete copy of the Bylaws of the Purchaser certified by the Secretary of Purchaser; (v) the duly executed Purchaser Tax Opinion Certificate and the Purchaser's Tax Opinion.

(d) Tax Opinion. The Company shall have received an opinion from its tax counsel dated on or about the date that is two business days prior to the date the Prospectus/Proxy Statement is first mailed to stockholders of the Company, substantially in the form of Exhibit 6.2(d) attached hereto, which opinion shall not have been withdrawn or modified in any material respect, and again dated as of the Closing Date. For purposes of rendering its opinion, the Company's tax counsel may rely on the statements and representations set forth in the Company Tax Opinion Certificate and the Purchaser Tax Opinion Certificate, without regard to any qualification as to knowledge and belief.

(e) Payment of Certain Indebtedness. Purchaser shall have repaid the indebtedness of the Company described in Section 5.10 and Section 5.11 (if necessary) of the Company Disclosure Schedule.

(f) Fairness Opinion. McDonald Investments shall have confirmed in writing addressed to the Board of the Company for inclusion in the Prospectus/Proxy Statement its verbal fairness opinion described in Section 2.19 (the "Fairness Opinion") within five (5) business days after the date hereof.

6.3 Conditions to Obligations of Purchaser . The obligations of Purchaser to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions, any one or more of which may be waived by Purchaser:

(a) Company Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of date hereof and as of the Closing Date as if made on and as of the Closing Date, except those representations and warranties that speak of an earlier date, which shall be true and correct in all material respects as of such earlier date (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Notwithstanding anything to the contrary in this Agreement, this Section 6.3(a) will be deemed to have been satisfied even if such representations or warranties are not true and correct in all material respects unless the failure of any of the representations or warranties to be so true and correct shall have had, or shall be reasonably likely to have, a Company Material Adverse Effect.

(b) Performance by the Company. The Company shall have performed and complied with all the covenants and agreements in all material respects and satisfied in all material respects all the conditions required by this Agreement to be performed or complied with or satisfied by the Company at or prior to the Effective Time. Notwithstanding anything to the contrary in this Agreement, this Section 6.3(b) will be deemed to have been satisfied even if the Company has not performed or complied with all agreements, covenants and obligations required by this Agreement to be so performed or complied with unless the failure to perform or comply with such agreements, obligations and covenants shall have had, or shall be reasonably likely to have, a Company Material Adverse Effect.

(c) Certificates and Other Deliveries. The Company shall have delivered, or caused to be delivered, to Purchaser (i) a certificate executed on its behalf by its President or another duly authorized officer to the effect that the conditions set forth in Sections 6.3(a) and (b) hereof have been satisfied; (ii) a certificate of good standing from the Secretary of State of the State of Georgia stating that the Company is a validly existing corporation in good standing; (iii) duly adopted resolutions of its Board of Directors adopting and approving the Merger and adopting and approving the execution, delivery and performance of this Agreement and the instruments contemplated hereby, and of the Company's shareholders approving the Company Proposals, each certified by the Secretary of the Company; (iv) a true and complete copy of the Articles of Incorporation of the Company certified by the Secretary of State of the State of Georgia and a true and complete copy of the Bylaws of the Company certified by the Secretary thereof; (v) the duly executed Company Tax Opinion Certificate and the Tax Opinion; and (vi) a copy of the Fairness Opinion addressed to the Company.

(d) Tax Opinion. Purchaser shall have received an opinion from its tax counsel dated on or about the date that is two business days prior to the date the Prospectus/Proxy Statement is first mailed to stockholders of the Company, substantially in the form of Exhibit 6.3(d) attached hereto, which opinion shall not have been withdrawn or modified in any material respect, and again dated as of the Closing Date. For purposes of rendering its opinion, the Purchaser's tax counsel may rely on the statements and representations set forth in the Company Tax Opinion Certificate and the Purchaser Tax Opinion Certificate, without regard to any qualification as to knowledge and belief.

(e) Required Consents. The required Consents of the persons to the Merger or the transactions contemplated hereby that are identified in Section 6.3(b) of the Company Disclosure Schedule shall have been obtained and shall be in full force and effect.

(f) Asset Purchase Agreement. All conditions to the closing of that certain Asset Purchase Agreement, dated as of the date hereof, by and among PII Ventures, L.L.C., Toth and Purchaser, shall have been fulfilled, except as they relate to the actual closing thereof.

6.4 Frustration of Conditions. Neither Purchaser nor the Company may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party's failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE 7

TERMINATION AND ABANDONMENT

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the stockholders of the Company:

(a) By mutual written consent of Purchaser and the Company.

(b) By either Purchaser or the Company if:

(i) the Merger shall not have been consummated on or prior to June 30, 2001 (the "Initial Closing Deadline"), provided that the Company or Purchaser, as applicable, may elect to extend the Initial Closing Deadline by notice to the Purchaser or Company, as applicable, for such period as may be appropriate, but not later than July 30, 2001, in connection with (1) Company's or Purchaser's efforts to cure any breach of any representation, warranty or covenant under this Agreement as to which it has been given notice by Purchaser or Company, as applicable, pursuant to this Agreement (including but not limited to Section 7.1(c)), (2) obtaining the tax opinion referred to in Section 6.2(d), (3) obtaining the tax opinion referred to in Section 6.3(d), or (4) calling and holding the Company's stockholder meeting to consider the Company Proposals and to schedule and consummate the closing; and provided further that the Company or Purchaser, as applicable, may elect to extend the Initial Closing Deadline by notice to Purchaser or the Company, as applicable, for such period as may be appropriate, but not later than August 31, 2001, if the Registration Statement has not been declared effective at a time sufficient to allow the Company's stockholders meeting to consider the Company Proposals prior to the Initial Closing Deadline (the Initial Closing Deadline, as so extended by the Company or Purchaser, is referred to herein as the "Closing Deadline"), provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

(ii) after the Company has called, given notice of, duly convened and held a meeting as required pursuant to Section 4.4, the vote of the Company's stockholders taken at such meeting or at any adjournment or postponement thereof, shall be insufficient to approve the Company Proposals; or

(iii) any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Merger and such order, decree or ruling or other action shall have become final and nonappealable.

(c) By Purchaser if the Company shall have breached in any material respect any of its representations, warranties or covenants under this Agreement, such breach shall constitute a Company Material Adverse Effect, Purchaser shall have given written notice to the Company of such breach promptly after learning of the same, and such breach shall not be reasonably cured on or prior to the Closing Deadline.

(d) By the Company if the Purchaser shall have breached in any material respect any of its representations, warranties or covenants under this Agreement, and such breach shall constitute a Purchaser Material Adverse Effect, the Company shall have given written notice to the Purchaser of such breach promptly after learning of the same, and such breach shall not be reasonably cured on or prior to the Closing Deadline.

(e) By Purchaser if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Purchaser its approval or recommendation of the Company Proposals, or approved or recommended any Company Superior Transaction (as defined below) or failed within a reasonable time after the Registration Statement is declared effective by the SEC, to call the Company stockholder meeting to consider the Company Proposals or to mail the Prospectus/Proxy Statement to its stockholders, or (ii) the Board of Directors of the Company shall have resolved to take any of the foregoing actions.

(f) By the Company if, prior to the approval of the Company Proposals by the stockholders of the Company, the Board of Directors of the Company determines in good faith by majority vote, with respect to any Company Takeover Proposal received by the Company after the date hereof, that the Company Takeover Proposal constitutes a Company Superior Transaction and is in the best interest of the Company and its stockholders and the Board of Directors of the Company has received the advice of its independent financial advisors as to whether the Company Takeover Proposal constitutes a Company Superior Transaction. For purposes hereof, a "Company Superior Transaction" means a Company Takeover Proposal which the Board of Directors of the Company determines in good faith, by majority vote, is more favorable to the Company and its stockholders than the Merger. Nothing in this Agreement shall prevent or limit the Company from providing information to, or discussing or negotiating with, any third person concerning any Company Takeover Proposal. For purposes hereof, a "Company Takeover Proposal" means any proposal with respect to any recapitalization, merger, consolidation, or other business combination involving the Company, or the acquisition of 50% or more of the outstanding capital stock of the Company or any Significant Subsidiary (as defined in Regulation 12b-2 promulgated under the Securities Exchange Act) of the Company or the acquisition of 50% or more of the assets of the Company and the Company Subsidiaries, taken as a whole, in a single transaction or series of related transactions.

The party desiring to terminate this Agreement pursuant to the preceding paragraphs shall give written notice of such termination to the other party in accordance with Section 8.5 hereof.

7.2 Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, this Agreement (other than Sections 7.2, 8.1, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.13, 8.14, 8.15 and 8.16) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives); provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement prior to termination. Notwithstanding the foregoing, (a) in no event shall the Company be liable or responsible for any breach of any representation, warranty or covenant unless the Purchaser terminates the Agreement on the basis of such breach and (i) in the case of breaches of any representation or warranty the Company's liability shall be limited to the lesser of the actual damages incurred by the Purchaser as a direct result of such breaches and $9,000,000 and (ii) in the case of a breach of a covenant, the Company's liability shall be limited to payment of the Termination Fee as provided in Section 7.2(b); and (b) in no event shall the Purchaser be liable or responsible for any breach of any representation, warranty or covenant unless the Company terminates the Agreement on the basis of such breach and (i) in the case of breaches of any representation, warranty or covenant the Purchaser's liability shall be limited to the lesser of the actual damages incurred by the Company as a direct result of such breaches and $9,000,000; provided, however, that the foregoing limitation shall in no event apply in connection with any willful breach of a material covenant in this Agreement resulting in the failure of the closing of the Merger. If this Agreement is terminated as provided herein, each party shall use its commercially reasonable efforts to redeliver all documents, work papers and other material (including any copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same.

(b) In the event that this Agreement is terminated pursuant to any of the following:

(i) by Purchaser pursuant to Section 7.1(b)(i), but only if all of the following conditions are fully satisfied: (w) the only reason that the Effective Time has not occurred by the Closing Deadline is the failure of the Company's tax counsel to deliver the tax opinion contemplated in Section 6.2(d), (x) Purchaser has delivered a written confirmation from a nationally recognized tax counsel that it would execute and deliver the tax opinion contemplated in Section 6.2(d), (y) the Purchaser Tax Opinion Certificate and the Company Tax Opinion Certificate have been delivered in substantially the forms agreed upon at the date of this Agreement, and (z) Purchaser has delivered to the Company the tax opinion of its tax counsel contemplated in Section 6.3(d); or

(ii) pursuant to Section 7.1(b)(ii); or

(iii) by Purchaser pursuant to Section 7.1(c) as a result of a breach by the Company of a covenant of the Company in this Agreement; or

(iv) after the date of this Agreement and prior to termination of this Agreement a bona fide Company Takeover Proposal shall have been made known to the Company or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a bona fide Company Takeover Proposal (a "Competing Company Takeover Proposal"), and thereafter this Agreement is (x) terminated pursuant to Section 7.1(e)(i) and within six months of such termination the Company or any of the Company Subsidiaries enters into a definitive agreement as to such Competing Company Takeover Proposal, (y) terminated by Purchaser pursuant to Section 7.1(e), or (z) terminated by the Company pursuant to Section 7.1(f), then the Company shall promptly pay Purchaser a fee equal to $9,000,000 (the "Purchaser Termination Fee"), payable by wire transfer of same day funds. The Company acknowledges that the agreements contained in this Section 7.2(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Purchaser would not enter into this Agreement. Notwithstanding the foregoing, no fee shall be paid pursuant to this Section 7.2(b) if Purchaser shall be in material breach of its obligations hereunder. Purchaser acknowledges that payments made under this Section 7.2(b) shall constitute its exclusive remedy with respect to any termination of this Agreement that gives rise to such payment obligation. The parties further acknowledge and agree that if the Termination Fee shall be payable by the Company to the Purchaser as provided in this Agreement that the Company shall have no other or further liability or responsibility to Purchaser for any breach of this Agreement or otherwise and the Purchaser's sole remedy shall be payment of the Termination Fee.

(c) In the event of any termination of this Agreement pursuant to this Article 7, Purchaser shall not hire or solicit for employment any officer or key management employee of the Company or any of the Company Subsidiaries. For the purposes of this Agreement, the term "key management employee" has the meaning set forth in Section 7.2(c) of the Company Disclosure Schedule.

ARTICLE 8

MISCELLANEOUS

8.1 Confidentiality. Unless (i) otherwise expressly provided in this Agreement, (ii) required by applicable Law or any listing agreement with, or the rules and regulations of, any applicable securities exchange, (iii) necessary to secure any required Consents as to which the other party has been advised or (iv) consented to in writing by Purchaser and the Company, any information or documents furnished in connection herewith shall be kept strictly confidential by the Company, Purchaser and their respective officers, directors, employees and agents. Prior to any disclosure pursuant to the preceding sentence, the party intending to make such disclosure shall consult with the other party regarding the nature and extent of the disclosure. Nothing contained herein shall preclude disclosures to the extent necessary to comply with accounting, SEC and other disclosure obligations imposed by applicable Law. To the extent required by such disclosure obligations, Purchaser or the Company, after consultation with the other party, may file with the SEC a Report on Form 8-K pursuant to the Securities Exchange Act with respect to the Merger. In connection with any filing with the SEC of a proxy statement or amendment thereto under the Securities Exchange Act, the Company or Purchaser, after consultation with the other party, may include any information required to be included therein with respect to the Merger with respect to the other party, and thereafter distribute said proxy statement. Purchaser and the Company shall cooperate with the other and provide such information and documents as may be required in connection with any such filings. In the event the Merger is not consummated, each party shall return to the other any documents furnished by the other and all copies thereof any of them may have made and will hold in absolute confidence any information obtained from the other party except to the extent (i) such party is required to disclose such information by Law or such disclosure is necessary or desirable in connection with the pursuit or defense of a claim, (ii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure or (iii) such information becomes generally available to the public other than by breach of this Section 8.1. Prior to any disclosure of information pursuant to the exception in clause (i) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the name in order that such party may seek a protective order or other appropriate remedy should it choose to do so.

8.2 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement between the Company and Purchaser.

8.3 Waiver of Compliance; Consents. Any failure of a party or Purchaser to comply with any obligation, covenant, agreement or condition herein may be waived by the other party, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 8.3.

8.4 Survival. The respective representations, warranties, covenants and agreements of the Company and Purchaser contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time, except for those covenants contained in Article 1, Section 5.9 and this Article 8, which shall survive beyond the Effective Time in accordance with their terms.

8.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i) if to the Company, to:

VSI Holdings, Inc.
41000 Woodward Avenue
Bloomfield Hills, Michigan 48304-2263
Attention: Steve Toth, Jr.
Telecopy: (248) 647-8540

with a copy to (but which shall not constitute notice to the Company):

Miller, Canfield, Paddock and Stone, P.L.C.
840 West Long Lake Road
Suite 200
Troy, Michigan 48098
Attention: Thomas G. Appleman, Esq.
Telecopy: (248) 879-2001

and

(ii) if to Purchaser to:

SPX Corporation
700 Terrace Point Drive
Muskegon, Michigan 49443-3301
Attention: Christopher J. Kearney, Esq.
Telecopy: (231) 724-5940

with a copy to:

SPX Corporation
28635 Mound Road
Warren, Michigan 48092
Attention: Fabrizio A. Rasetti, Esq.
Telecopy: (810) 578-7470

and an additional copy to (but which shall not constitute notice to Purchaser):

Gardner, Carton & Douglas
Quaker Tower
321 North Clark Street
Chicago, Illinois 60610-4795
Attention: Stephen A. Tsoris, Esq.
Telecopy: (313) 644-3381

8.6 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto.

8.7 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

8.8 Governing Law. This Agreement shall be deemed to be made in, and shall be interpreted, construed and governed by and in accordance with the internal laws of, the Laws of the State of Michigan, except that Georgia Law and Delaware Law shall apply to the Merger, in each case, without regard to principles of conflicts of law thereof. Each of the Company and Purchaser hereby irrevocably and unconditionally consents to submit to the jurisdiction of the federal and state courts located in Michigan for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which together be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person, (iii) the term "subsidiary" of any specified person shall mean any corporation majority or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity majority or more of the total equity interest of which, is directly or indirectly owned by such specified person, (iv) the term "knowledge," when used with respect to the Company, shall mean the knowledge of the executive officers of the Company, and when used with respect to Purchaser, shall mean the knowledge of the executive officers of Purchaser, and (v) the term "including" shall mean "including, without limitation". This Agreement is being entered into by and among competent and sophisticated parties who are experienced in business matters and represented by counsel and other advisors, and have been reviewed by the parties and their counsel and other advisors. Therefore, any ambiguous language in this Agreement will not necessarily be construed against any particular party as the drafter of the language.

8.11 Entire Agreement. This Agreement and the documents or instruments referred to herein including, but not limited to, the Exhibit(s) attached hereto and the Disclosure Schedules referred to herein, which Exhibit(s) and Disclosure Schedules are incorporated herein by reference, embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.

8.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction.

8.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

8.14 Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party; provided however, that the parties hereto specifically acknowledge that (a) the provisions of this Agreement are for the benefit of, and shall be enforceable by, the stockholders and optionholders of the Company and (b) the provisions of Section 5.9 hereof are intended to be for the benefit of, and shall be enforceable by, the current or former employees, officers and directors of the Company and/or the Company Subsidiaries affected thereby and their heirs and representatives.

8.15 Disclosure Schedules. The Company and Purchaser acknowledge that the Company Disclosure Schedule and the Purchaser Disclosure Schedule (i) relate to certain matters concerning the disclosures required and transactions contemplated by this Agreement, (ii) are qualified in their entirety by reference to specific provisions of this Agreement and (iii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the Company or Purchaser.

[Balance of page intentionally left blank.]

IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement and Plan of Merger to be signed and delivered by their respective duly authorized officers as of the date first above written.

VSI HOLDINGS, INC.

By: /s/ Thomas W. Marquis

Name: Thomas W. Marquis
Title: Senior Vice President / CFO

SPX CORPORATION

By: /s/ Thomas J. Riordan

Name: Thomas J. Riordan
Title: Vice President

Certificate of Secretary of SPX Corporation

I, Christopher J. Kearney, Secretary of SPX Corporation, a corporation organized under the laws of the State of Delaware (the "Purchaser"), hereby certify, as such Secretary, that the Agreement and Plan of Merger to which this Certificate is attached, after having been first duly signed on behalf of the Corporation and having been signed on behalf of VSI Holdings, Inc., a corporation organized under the laws of the State of Georgia, was duly adopted pursuant to subsection (f) of Section 251 of Title 8 of the Delaware Code without any vote of the stockholders of the Purchaser; and that (i) the Agreement and Plan of Merger does not amend in any respect the Certificate of Incorporation of the Purchaser, (ii) each share of stock of the Purchaser outstanding immediately prior to the effective date of the merger is to be an identical outstanding share of the Purchaser after the effective date of the merger and (iii) the authorized, unissued shares of common stock of the Purchaser to be issued under the Agreement and Plan of Merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of the Purchaser outstanding immediately prior to the effective date of the merger; and that the Agreement and Plan of Merger was adopted by action of the Board of Directors of the Purchaser and is the duly adopted agreement and act of the Purchaser.

Witness my hand on this 24th day of March, 2001.

/s/ Christopher J. Kearney
Christopher J. Kearney, Secretary

EXHIBIT 99.3

Indemnity and Restriction Agreement dated as of March 24, 2001 by and among SPX Corporation, Steve Toth, Jr. and certain other parties.

INDEMNITY AND RESTRICTION AGREEMENT

This Indemnity and Restriction Agreement (the "Agreement") is made and entered into as of March 24, 2001 by each of Steve Toth, Jr., an individual and resident of the State of Michigan ("Toth"), CLT Associates, L.P., a Michigan partnership ("CLT"), Toth as trustee under Trust Agreement dated December 20, 1976 f/b/o Toth (the "Toth Trust I"), Toth as trustee under Trust Agreement dated July 9, 1983 f/b/o Toth (the "Toth Trust II"), Margaret Ann Toth ("Mrs. Toth") as trustee under Trust Agreement dated September 1, 1976 f/b/o Margaret Joan Toth ("Child Trust") and, Mrs. Toth as trustee under Trust Agreement dated July 9, 1982 f/b/o Mrs. Toth ("Spouse Trust", and together with each of Toth, CLT, Toth Trust I, Toth Trust II and Child Trust, individually, a "Holder," and collectively, the "Holders") to and for the benefit of SPX Corporation, a Delaware corporation ("Purchaser"). Terms used herein but not defined herein shall have the meanings set forth in the Merger Agreement (defined below).

WITNESSETH:

WHEREAS, The Holders own, in the aggregate, 27,905,755 shares of common stock, $0.01 par value per share, of VSI Holdings, Inc., a Georgia corporation (the "Company");

WHEREAS, Toth, through CLT, Toth Trust I and Toth Trust II, is deemed to have the sole right to vote and dispose of 14,281,909 shares of common stock, $0.01 par value per share, of the Company;

WHEREAS, Mrs. Toth is deemed to control, and Toth is deemed to share, through Child Trust and Spouse Trust, voting and dispositive powers, of 12,722,996 shares of common stock, $0.01 par value per share, of the Company;

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger by and among the Company and Purchaser dated as of the date hereof (the "Merger Agreement"), the Company shall be merged with and into Purchaser (the "Merger");

WHEREAS, pursuant to the terms of the Merger Agreement, each of the Holders shall be issued shares of Purchaser Stock in exchange for their respective shares of the Company, in the amounts as determined as of the Effective Time;

WHEREAS, as an inducement to Purchaser to consummate the Merger, and as a condition to such merger, the Holders are entering into this Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, the parties hereto agree as follows:

1. INDEMNIFICATION.

(a) Effective only if the Effective Time shall occur, Toth will pay or reimburse each of Purchaser and its respective officers, directors, employees, agents, successors and assigns ("Purchaser Group") from and against and in respect of any Reimbursable Expenses, related to or arising out of any matter set forth on Schedule 1 attached hereto (a "Liability"); provided, however, that any such Reimbursable Expense shall be paid and reimbursed solely out of the assets held by the Escrow Agent pursuant to the Stock Pledge and Escrow Agreement (the "Escrow Fund"); and provided further that Toth shall, except for his obligations hereunder, have no personal liability or obligation of any kind in respect of the Reimbursable Expenses and the Purchaser Group's sole recourse and remedy in respect of the Reimbursable Expenses shall be to the Escrow Fund. For purposes hereof, "Reimbursable Expenses" shall mean and include only the amount of any damages (including incidental and consequential damages), losses, deficiencies, liabilities, costs, claims, penalties and expenses (including attorneys' and accountants' fees and the costs of investigation and defense and of enforcing or preserving their respective rights hereunder or with respect to a Liability).

(b) Notwithstanding the provisions of Section 1(a) to the contrary, the aggregate amount of any Reimbursable Expenses that may be claimed by the Purchaser Group pursuant to the terms of Section 1(a) shall be limited to $6,500,000 (the "Limit"); provided, however, that the foregoing limitation shall be reduced on the first anniversary of the Effective Date so that any remaining responsibilities of Toth is no greater than (the "Lower Limit"): (a) $3,250,000 or (b) the aggregate amount claimed against the Purchaser Group with respect to any Liabilities then being contested plus the amount of any claims by the Purchaser Group for Reimbursable Expenses that may then be pending against the Escrow Fund (the "First Anniversary Pending Claims").

(c) In the event that any claim or demand not pending on the date hereof and related to a Liability is asserted against or sought to be collected from the Purchaser Group by a third party (a "New Claim"), the Purchaser Group shall promptly notify Toth of the New Claim, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided that the failure to provide such Claim Notice will not affect the payment and reimbursement obligations of Toth unless Toth is prejudiced thereby. Toth's payment and reimbursement obligation as to any New Claim shall expire on the second anniversary of this Agreement; provided, however, that the expiration of such obligation shall have no effect on Toth's continuing obligation to pay or reimburse for Reimbursable Expenses relating to claims pending as of such second anniversary date which shall continue to be subject to the reimbursement or payment obligations set forth in this Agreement.

(d) In determining the amount of any Reimbursable Expense which Purchaser Group is entitled to reimbursement or payment pursuant to Section 1(a), there shall be subtracted an amount equal to (i) any net tax benefit (federal, State, local or foreign) realized by the Purchaser Group in connection with or by reason of such Reimbursable Expense, and (ii) all insurance proceeds actually received by the Purchaser Group by reason of such Reimbursable Expense (net of any retrospective or prospective insurance premium adjustments related to such claim charged to the Purchaser Group).

(e) Payment of Reimbursable Expenses shall be due and payable on the date Purchaser Group incurs such Reimbursable Expense. Toth shall pay to the Purchaser, within thirty (30) days after delivery of the Claim Notice, the amount of any claim for payment or reimbursement made pursuant to a Claim Notice.

(f) Purchaser shall have the right to control the conduct of any litigation, action, suit, claim, proceeding or investigation related to a Liability; provided, however, no such claim shall be settled, adjusted or compromised, or the defense thereof terminated, without the prior consent of Toth, which consent shall not be unreasonably withheld. The Purchaser Group shall defend any claim, demand, action, lawsuit or proceeding in a commercially reasonable manner.

(g) Toth shall pay, or reimburse the Purchaser Group, for any and all legal, consulting and investment banking fees, expenses and other fees incurred by the Company (including, without limitation, the fees of Deloitte & Touche and McDonald Investments) related to the negotiation of the Merger Agreement and the consummation of the Merger in excess of $1,500,000.

2. ESCROW OF PURCHASER STOCK. In order to secure the payment of Toth's obligations under Section 1, Toth shall, on the Effective Date, pledge and deposit that number of shares of Purchaser Stock (the "Pledged Stock") equal to the Limit (based upon a per share price of the Purchaser Stock equal to $101.17) with an escrow agent to be selected by Purchaser that is reasonably acceptable to Toth (the "Escrow Agent"), to be governed in accordance with the Stock Pledge and Escrow Agreement substantially in the form attached hereto as Exhibit A ("Stock Pledge and Escrow Agreement"). The Escrow Agent shall, on the first anniversary of the Effective Date (or the first business day thereafter if such date is not a business day), tabulate the First Anniversary Pending Claims and, if after subtracting the number of shares representing the value of the First Year Claims (based upon a per share price (the "Applicable Price") of the Purchaser Stock equal to $101.17) from the Pledged Stock (valued at the Applicable Price), the amount remains is greater than the Lower Limit, the Escrow Agent shall release that amount of the remaining Pledged Stock as exceeds the Lower Limit. The Pledged Stock held under the Escrow Agreement shall be the sole and exclusive source of repayment and/or reimbursement of Reimbursable Expenses.

3. RESTRICTION ON PURCHASER STOCK.

(a) The Holders hereby agree that, for one (1) year from the Effective Date, they shall not sell, transfer or dispose of twenty-five percent (25%) or more of any Purchaser Stock received by each of them in the aggregate, during any ninety (90) day period.

(b) Purchaser agrees that at all times during the one (1) year period after the Effective Date it will meet the information and reporting requirements of Rule 144(c) promulgated under the Securities Act of 1933, as amended.

(c) Notwithstanding the foregoing limitations, any Holder may sell, transfer or dispose of any shares of Purchaser Stock to any other person or entity in any transaction other than on the open market; provided that the transferee agrees to be bound by the restrictions in Section 3(a) as to the transferred shares of Purchaser Stock.

(d) The foregoing limitations shall automatically expire without notice or other action upon the first to occur of any of the following: (i) Purchaser shall effect or announce any intention to effect any "Rule 13e-3 transaction" (as defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended), (ii) Purchaser shall enter into any letter of intent or definitive agreement with respect to any business combination or similar transaction in which the Purchaser shall not be the surviving corporation, (iii) Purchaser shall effect or announce any intention to effect a dissolution and liquidation of Purchaser, or (iv) any person or entity shall commence any tender offer, exchange offer or comparable transaction for all or any portion of the outstanding shares of Purchaser Stock.

4. NONCOMPETITION AND NONSOLICITATION.

(a) Toth agrees that for a period of five (5) years from the date hereof he will not, without the express written authorization of Purchaser, enter employment with, or directly or indirectly own an interest in, or manage, operate, control, or participate in the business of, any organization doing business anywhere in the world, whose business is in competition with that of the Purchaser or its respective subsidiaries or affiliates including without limitation the business of the Company as conducted immediately prior to the Merger; provided, however, that Toth shall be permitted to conduct the business of Advanced Animations, Inc. as it is conducted as of the date hereof, and to conduct the business associated with assets and liabilities acquired pursuant to that certain Asset Purchase Agreement by and among Purchaser, PII Ventures, L.L.C. and Toth dated as of the date hereof, as such business is conducted as of the date hereof. It is understood that while such authorization may be withheld for any reason in the sole discretion of Purchaser, such authorization shall not be unreasonably withheld.

(b) Toth further agrees that for a period of five (5) years from the date hereof he will not, without the express written authorization of Purchaser, directly or indirectly, (i) solicit, divert or attempt to divert from Purchaser or its subsidiaries or affiliates, any customer or prospective customer of the Purchaser or its subsidiaries or affiliates (including without limitation any customer or prospective customer of the Company immediately prior to the Merger); or (ii) solicit, divert or attempt to, divert from the Purchaser or its subsidiaries or affiliates, or attempt to hire or hire on his behalf on or behalf of any other person or entity whatsoever, any employee or prospective employee of the Purchaser or its subsidiaries or affiliates who was an employee or prospective employee as of the time of the expiration of his obligations hereunder or was engaged by the Company, Purchaser or their respective subsidiaries or affiliates within six (6) months of such expiration.

(c) Toth acknowledges and agrees that the above restrictions on his ability to compete with the Purchaser and its subsidiaries and affiliates, are reasonable in light of the Company's and Purchaser's significant business interests. Toth acknowledges and agrees that he has received sufficient consideration to support his obligations under this Agreement. Toth further acknowledges that his agreement to be bound by this Section 4 constitutes a material inducement to Purchaser to enter into the Merger Agreement and this Agreement.

5. BINDING ON SUCCESSORS. This Agreement is binding upon and shall inure to the benefit of the respective successors and permitted assigns of the parties, whether so expressed or not.

6. NO ASSIGNMENT. No Party may assign this Agreement or any of the rights or obligations hereunder without the express written consent of the other parties.

7. NOTICE. All notices, requests, consents or other communications required pursuant to this Agreement shall be in writing and shall be delivered personally, mailed by certified or registered mail (return receipt requested), or sent by facsimile addressed as follows:

if to the Purchaser:

SPX Corporation
28635 Mound Road
Warren, Michigan 48092-3499
Fax: (810) 578-7470
Attention: Fabrizio F. Rasetti, Esq.

with a copy to:

Gardner, Carton & Douglas
321 North Clark Street
Suite 3400
Chicago, Illinois 60610
Fax: (312) 644-3381
Attention: Stephen A. Tsoris

if to any Holder, at the address of such Holder shown in the stock transfer records of Purchaser, or, to such other address as may be given pursuant to this Section 7.

8. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Michigan (irrespective of its choice of law principles).

9. AMENDMENT. This Agreement may not be amended without the written consent of the Purchaser and each of the Holders.

10. TERMINATION. This Agreement shall remain in full force and effect until all obligations for Reimbursable Expenses made by the Purchaser Group or any member thereof are paid in full or the Pledged Stock is exhausted. In the event that the Merger is not consummated, this Agreement shall become null and void and of no further force or effect, and no Holder (or any of their respective affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder.

11. UNENFORCEABLE PROVISION. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be severed from this Agreement and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement.

12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

13. GUARANTY OF PAYMENT. All payments made by Toth hereunder shall be deemed to be a guaranty of payment as opposed to a guaranty of collections.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Indemnity and Restriction Agreement as of the date first written above.

/s/ Steve Toth, Jr.
Steve Toth, Jr.

CLT Associates, L.P.

By: /s/ Steve Toth, Jr.
Name: Steve Toth, Jr.
Its: General Partner

Trust established under Trust Agreement
dated December 20, 1976 f/b/o Steve Toth,
Jr.

By: /s/ Steve Toth, Jr.
Name: Steve Toth, Jr.
Its: Trustee

Trust established under Trust Agreement
dated July 9, 1983 f/b/o Steve Toth, Jr.

By: /s/ Steve Toth, Jr.
Name: Steve Toth, Jr.
Its: Trustee

Trust established under Trust Agreement
dated September 1, 1976 f/b/o
Margaret Joan Toth

By: /s/ Margaret Ann Toth
Name: Margaret Ann Toth
Its: Trustee

Trust established under Trust Agreement
dated July 9, 1982 f/b/o Margaret Ann Toth

By: /s/ Margaret Ann Toth
Name: Margaret Ann Toth
Its: Trustee

Accepted and agreed to as of
the date set forth above:

SPX CORPORATION

By: /s/ Thomas J. Riordan
Name: Thomas J. Riordan
Title: Vice President

SCHEDULE 1

INDEMNIFIED LOSSES

1. Any and all Reimbursable Expenses arising out of or relating to that certain Incentive Stock Option Plan dated January 15, 1982.

2. Any and all Reimbursable Expenses arising out of or relating to the pending litigation styled Douglas Muncy v. Visual Services, Inc. et al., Case No. 99-019880-CL.

3. Any and all Reimbursable Expenses arising out of or relating to the pending litigation styled Dawn Raffler v Visual Services, Inc., et al., Case No. 99-017989-NZ, including, but not limited to, any claims for indemnification made by any current or former employees, agents, officers or directors related thereto.

4. Any and all Reimbursable Expenses arising out of or relating to the classification, for Federal employment tax purposes, and for purposes of employee benefits such as 401(k) benefits, pension benefits and medical benefits, of independent contractors or temporary employees retained or otherwise hired by the Company and its Subsidiaries - where the above-described person is claimed to be an employee of the Company rather than an independent contractor or a leased employee; provided, however, the term "Reimbursable Expenses" shall not include, with respect to the persons described in this Paragraph 4 of this Schedule 1, claims with regard to any type of discrimination (whether age, gender, hostile workplace, race, color, religion, national origin, disability, height, weight, marital status, veteran or non-veteran status, and/or arrest record).

EXHIBIT 99.4

Asset Purchase Agreement dated as of March 24, 2001 by and among SPX Corporation, PII Ventures, LLC and Steve Toth, Jr.

ASSET PURCHASE AGREEMENT

DATED AS OF MARCH 24, 2001

BY AND AMONG

SPX CORPORATION,

PII VENTURES, L.L.C.

AND

STEVE TOTH, JR.

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 24th day of March, 2001, by and among SPX CORPORATION, a Delaware corporation ("SPX" or "Seller"), PII VENTURES, L.L.C., a Michigan limited liability company, by and through its Managing Member, STEVE TOTH, JR. ("Buyer"), and STEVE TOTH, JR., an individual and resident of the State of Michigan ("Toth").

RECITALS

WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger by and among VSI Holdings, Inc., a Georgia Corporation ("VSI Holdings") and SPX dated as of the date hereof (the "Overall Merger Agreement"), VSI Holdings shall be merged with and into SPX (the "Overall Merger");

WHEREAS, VSI Holdings, either directly or through its wholly-owned subsidiary, Visual Services, Inc. ("VSI Sub"), currently owns the Acquired Assets (defined below);

WHEREAS, Toth, as significant shareholder of VSI Holdings and as its President and Chief Executive Officer, is familiar with the Acquired Assets and desires to, upon completion of the Overall Merger, acquire from the Seller, by and through the Buyer, the Acquired Assets upon the terms and conditions set forth herein; it being understood as more fully expressed below, that certain assets will be purchased directly by the Buyer from the Seller and, in addition, Advanced Animations, Inc., a Georgia corporation ("Advanced Animations") will merge into the Buyer; and

WHEREAS, Buyer or its Affiliates' execution of an Indemnity and Restriction Agreement among Toth, SPX and the other parties set forth therein dated as of the date hereof (the "Indemnity and Restriction Agreement") and this Agreement was a material inducement to SPX to enter into the Overall Merger Agreement and to agree to consummate the Overall Merger.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1. Definitions. For purposes of this Agreement and any attachments the terms defined in this Agreement when capitalized and used in this Agreement or any attachments shall have the respective meanings specified in this Agreement. In addition, the following terms when capitalized and used in this Agreement or any attachments shall have the meanings set forth below unless the context or use requires another or different meaning:

"Acquired Assets" means all of Seller's rights, title and interest in and to the following assets, as of the Effective Time:

(a) the Agency of Record Marketing between The Oz Entertainment Company, a Delaware corporation ("Oz Entertainment") and VSI Sub;

(b) all stock of OZ Entertainment;

(c) all of the Membership Interests in Corporate Eagle V, L.L.C., a Michigan limited liability company;

(d) all of the partnership interests in K.C. Investors, L.P., a Kansas limited partnership ("K.C. Investors");

(e) all rights to receive dividends, distributions or other cash payments related to the Acquired Assets, including the pro rata portion of any annual cash payments made after the Closing with respect to any fiscal year including the year of the Closing;

(f) all current and deferred federal, state and local income (including Michigan Single Business) Tax assets and refunds (including interest) related to the Acquired Assets; and

(g) all amounts prepaid on any insurance policy and any rights to recoveries under any insurance policy with respect to any of the Acquired Assets.

but excluding therefrom the Excluded Assets (as defined below).

"Advanced Animations" shall mean Advanced Animations, Inc., a Georgia corporation.

"Advanced Animations Merger" shall mean the merger of Advanced Animations into Buyer as described in Section 2.1 hereof and the conveyance, by operation of law, of all of the assets (except Excluded Assets) and liabilities (except Excluded Liabilities) of Advanced Animations to Buyer, including the rights and obligations under that certain Services Agreement dated September 21, 1998 by and between Advanced Animations and Oz Entertainment, the real property owned by Advanced Animations and located in Stockbridge, Vermont (the "Real Estate"), and all of the partnership interests in K.C. Investors owned by Advanced Animations;

"Advanced Animations Merger Agreement" shall mean that certain Agreement and Plan of Merger by and between Buyer and Advanced Animations, in the form attached hereto as Exhibit A.

"Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, whether such control is through voting securities, contract or otherwise.

"Agreement" shall have the meaning set forth in the preamble.

"Ancillary Agreements" shall have the meaning set forth in Section 4.2.

"Assumed Liabilities" means all liabilities and obligations of Advanced Animations that will become the responsibility of the Buyer pursuant to the Advanced Animations Merger described in Section 2.1 hereof, and any other liabilities which relate to, arise or have arisen out of the remaining Acquired Assets at, prior to or after the Effective Time and are not Excluded Liabilities, including:

(a) The liabilities and obligations under orders, contracts, leases and other commitments existing in Advanced Animations and/or related to the other Acquired Assets, regardless of when such liabilities and obligations arose;

(b) All liabilities and obligations arising out of Buyer's obligations under this Agreement;

(c) Any Taxes which are not federal, state, local, or foreign income Taxes; provided, however, Taxes with regard to the Advanced Animations Merger, as described in Section 2.1 hereof, shall be assumed and paid for by Seller; it being understood that the Advanced Animations Merger does not constitute a reorganization within the meaning of Section 368 of the Code but is, instead, treated for tax purposes as a deemed sale of Advanced Animations' assets to Buyer followed by a constructive liquidation, under Section 332 of the Code, of the Cash Consideration (as defined in the Advanced Animations Merger Agreement) into its sole stockholder; and

(d) All other liabilities and obligations related to the Acquired Assets and Advanced Animations including liabilities and obligations related to a Release, Hazardous Materials and violations of Environmental Laws.

"Authorization" shall mean all franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations necessary for the ownership and use of the Acquired Assets.

"Buyer" shall have the meaning set forth in the preamble.

"Buyer Group" shall have the meaning set forth in Section 14.1.

"Claim Notice" shall have the meaning set forth in Section 14.4.

"Closing" shall have the meaning set forth in Section 3.1.

"Closing Date" shall have the meaning set forth in Section 3.1.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

"Effective Time" shall have the meaning set forth in Section 3.1.

"Environmental Laws" means the Toxic Substances Control Act, 15 USC 2601 et seq.; Coastal Zone Management Act of 1972, 16 USC 1451 et seq.; Clean Water Act, 33 USC 1251 et seq.; Resource Conversation and Recovery Act of 1976 ("RCRA"), 42 USC 6901 et seq.; Clean Air Act, 42 USC 7401 et seq.; Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 USC 9601 et seq.; Hazardous Materials Transportation Act, 49 USC 1801 et seq.; Safe Drinking Water Act, 42 USC 300f et seq.; Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq.; Federal Insecticide Fungicide, and Rodenticide Act, 7 USA 136 et seq.; Occupational Safety and Health Act, 29 USC 651 et seq.; and all other federal, state, county, municipal and local, foreign and other statutes, laws, regulations, orders and ordinances that relate to or deal with the regulation or protection of human health or the environment, or to emissions, discharges, releases of pollutants, contaminants or toxic hazardous wastes into the environment all as currently in effect.

"Excluded Assets", notwithstanding any other provision of this Agreement, means the following rights, properties and assets of Seller as the same shall exist as of the Effective Time:

(a) All assets of the Seller not specifically included in the Acquired Assets; and

(b) All rights of recovery relating to the Excluded Liabilities and Excluded Assets.

"Excluded Liabilities" means the following liabilities and obligations as the same shall exist as of the Effective Time:

(a) All liabilities and obligations arising out of Seller's obligations under this Agreement;

(b) All liabilities for current and deferred federal, state, local and foreign income Taxes, including interest, penalties, charges, fees, imposts, duties or other assessments with respect thereto, arising out of the ownership of the Acquired Assets or the operations of Advanced Animations for periods ending on or prior to the Effective Time; including Tax liabilities arising out of the Advanced Animations Merger except for transfer Taxes set forth in Section 3.4;

(c) All liabilities and obligations related to or arising out of Excluded Assets; and

(d) All indebtedness of Advanced Animations to Seller. It is acknowledged that indebtedness of Advanced Animations to VSI Holdings shall be canceled and contributed to the capital of Advanced Animations prior to the Effective Time.

"Governmental Approval" means the required filings, notice to, consent or approval of, any Governmental Authority other than any actions, consents, approvals or filings otherwise expressly referred to in this Agreement.
"Governmental Authority" means any United States federal, state or local or any foreign government, governmental, regulatory or administrative authority, instrumentality, agency or commission or any court, tribunal, judicial or arbitral body.

"Hazardous Material" means any (i) substance which currently is defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any applicable Environmental Law; or (ii) petroleum, including crude oil or any fraction thereof.

"Liens" shall have the meaning set forth in Section 4.3.

"Overall Merger" shall mean the Merger of VSI Holdings into SPX.

"Notice Period" shall have the meaning set forth in Section 14.4.

"Parties" shall mean collectively Seller and Buyer.

"Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated association, corporation, entity or government (whether federal, foreign, state, county, city or otherwise, including any instrumentality, division, agency or department thereof).

"Promptly" means within five (5) business days.

"Purchase Price" shall have the meaning set forth in Section 3.2.

"Release" means any release, spill, emission, leaking, pumping, injection, deposit, discharge or migration of a Hazardous Material into the environment, including the movement of such materials through or in the air, soil, surface water or ground water.

"Seller" shall have the meaning set forth in the preamble.

"Seller Group" shall have the meaning set forth in Section 14.2.

"Taxes" means any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof), customs and duties.

1.2. Interpretations. When reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Whenever the words "hereof", "herein", "hereunder" and words of similar import are used in this Agreement, they refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings given therein when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including in the case of statutes by succession of comparable successor statutes. All references to statutes in this Agreement shall be deemed to include the applicable regulations promulgated under such statutes. All dollar amounts referred to in the this Agreement are in United States Dollars.

ARTICLE II.
MERGER OF ADVANCED ANIMATIONS INTO
BUYER (PII VENTURES, L.L.C.)
AND ACQUISITION BY BUYER OF OTHER "ACQUIRED ASSETS"

2.1 Merger. At the Closing, and on the terms set forth in the Advanced Animations Merger Agreement, the parties shall execute, and shall cause any Affiliates necessary to execute, the Advanced Animations Merger Agreement in substantially the form attached hereto. The Advanced Animations Merger Agreement and Georgia Articles of Merger will be filed with the Georgia Secretary of State pursuant to Section 14-2-1109 of the Georgia Business Corporation Code and the Advanced Animations Merger Agreement and a Michigan Merger Certificate will be filed with the Michigan Department of Consumer and Industry Services pursuant to MCLA Section 450.4705a(3), and upon such filings and their acceptance, Advanced Animations shall be merged into the Buyer. The parties recognize that the laws of the States of Georgia and Michigan allow a Georgia corporation to merge into a Michigan limited liability company; however, the parties further recognize that the Merger is not a tax free merger under the Code. For tax purposes, the Advanced Animations Merger will, instead, be a deemed sale by the Seller to the Buyer of all of Advanced Animations' assets followed by a constructive liquidation of the Cash Consideration into its sole stockholder under Section 332 of the Code. SPX shall assume and pay all Taxes associated with the Advanced Animations Merger.

2.2. Purchase and Sale of Remaining Acquired Assets. At the Closing, and on the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer and assign to Buyer, all of the Acquired Assets. To the extent any of the Acquired Assets are held by an Affiliate of Seller, Seller shall cause such Affiliate to sell, transfer and assign such asset to Buyer at Closing. Notwithstanding any other provision of this Agreement, Seller is not selling or transferring to Buyer any rights in or to the Excluded Assets.

2.3. Assumption of Liabilities. At the Closing, and on the terms and subject to the conditions of this Agreement, Buyer shall assume the Assumed Liabilities, and Buyer shall pay, perform and discharge the Assumed Liabilities as and when due.

2.4. Excluded Liabilities. Buyer shall not assume, or otherwise be responsible for, any Excluded Liabilities. Seller shall retain, and be responsible for, all Excluded Liabilities.

ARTICLE III.
CLOSING AND PURCHASE PRICE

3.1. Closing. Subject to the conditions contained in this Agreement, the closing of the purchase and sale of the Acquired Assets, the Advanced Animations Merger, and other transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Miller, Canfield, Paddock and Stone, P.L.C., in Troy, Michigan, at 9:00 a.m., local time, on the first business day following the Closing Date (as defined in the Overall Merger Agreement) of the Merger, or at such other place, date and time as the Parties may agree provided that in all events the Closing shall occur immediately after the Closing Date (as defined in the Overall Merger Agreement) of the Overall Merger. The date on which the Closing occurs is referred to herein as the "Closing Date." The effective time of the Closing shall be 11:58 p.m., local time, on the Closing Date (the "Effective Time"). If for any reason the conditions to Seller's obligations contained in Articles VIII and IX or the conditions to Buyer's obligations contained in Articles VIII and X are not satisfied on or before the scheduled date for the Closing specified above, Seller (in the case of the failure of its conditions to be satisfied) or Buyer (in the case of the failure of its conditions to be satisfied) may, from time to time thereafter, by written notice to the other Party, schedule a later date for the Closing; provided, however, that (i) such Party shall not be entitled to so schedule a later date for the Closing if any failure of a condition it is relying upon to schedule a later date for the Closing is due to a breach by such Party of its obligations under this Agreement, and (ii) no such later scheduled date for the Closing shall affect the right of any Party to terminate this Agreement pursuant to Article XIII. The parties recognize that the Advanced Animations Merger documentation (including the Advanced Animations Merger Agreement, and the Georgia Articles of Merger and Michigan Merger Certificate filings) shall be filed in the States of Georgia and Michigan on the Closing Date described in this Section 3.1.

3.2. Purchase Price; Payment. The purchase price for the Acquired Assets and other obligations of Seller under this Agreement will be $3,690,000 (the "Purchase Price"), payable on the Closing Date by wire transfer of immediately available funds to such bank account as Seller designates to Buyer in writing on the Closing Date.

3.3. Tax Allocation. Buyer and Seller shall allocate the Purchase Price, the aggregate dollar amount of the Assumed Liabilities and the Cash Consideration delivered, and the liabilities assumed under the Advanced Animations Merger Agreement. Buyer and Seller shall file all tax returns and statements, forms and schedules in connection therewith consistent with such allocation and shall take no position contrary thereto unless required by law. Within thirty (30) days after the Closing Date, the parties shall agree to a good faith allocation. If the parties cannot agree to a good faith allocation of the items described in this Section 3.3, then, in such case, the matter shall be subject to binding arbitration pursuant to Section 15.12 hereof. The Seller and Buyer shall file Form 8594, Asset Acquisition Statement, with the Internal Revenue Service, and shall follow the allocation described in this Section 3.3 pursuant to the provisions of Section 1060 of the Code.

3.4. Transfer Taxes. Except for Excluded Liabilities, notwithstanding any other provision herein, any documentary and transfer Taxes and any sales, use or other Taxes imposed by reason of the transfers of Acquired Assets provided hereunder and the Advanced Animations Merger as provided under the Advanced Animations Merger Agreement, and any deficiency, interest or penalty asserted with respect thereto shall be borne by Buyer.

ARTICLE IV.
[RESERVED]

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to SPX as follows:

5.1. Enforceability. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

5.2 Limited Liability Company Existence. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Michigan.

5.3 Limited Liability Company Authorization; Enforceability. The Buyer has the requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and the transactions and other Agreements and instruments contemplated by this Agreement. The execution, delivery and performance of this Agreement by the Buyer has been duly authorized by membership action of the Buyer. This Agreement has been, and other agreements (a) documents and instruments required or anticipated to be delivered by Buyer in accordance with the provisions hereof (the "Buyer Ancillary Agreements") have been or upon execution thereof will be duly executed and delivered on behalf of Buyer, as appropriate, by duly authorized members of the Buyer and this Agreement constitutes, and the Buyer Ancillary Agreements when executed and delivered, will constitute, the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms.

5.4. No Conflict. The execution, delivery and performance of this Agreement by Buyer does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other Party to, (a) any existing law, ordinance, or governmental rule or regulation to which Buyer is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Buyer, (c) the Articles of Organization or Operating Agreement of, or any securities issued by, Buyer, (d) any mortgage, indenture, agreement, contract, commitment, lease, plan or other instrument, document or understanding, oral or written, to which Buyer is a Party or by which Buyer is otherwise bound, or (e) to Buyer's knowledge, any contract or agreement relating to any of the Acquired Assets. Except as aforesaid, and except for merger articles, certificates and agreements that are to be filed in the States of Georgia and Michigan, after the Closing Date, with regard to the Advanced Animations Merger, no authorization, approval or consent of, and no registration or filing with, any Governmental Authority is required in connection with the execution, delivery and performance of this Agreement by Buyer.

5.5. Full Disclosure. Buyer does not know of any breaches of the representations or warranties made by SPX and contained in Article VI of this Agreement as modified by the Schedules hereto, or any other document delivered in connection herewith.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES OF SPX

SPX represents and warrants to Buyer as follows:

6.1. Corporate Existence. SPX is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

6.2. Corporate Authorization; Enforceability. SPX has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the transactions and other agreements and instruments contemplated by this Agreement. The execution, delivery and performance of this Agreement by SPX has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required or anticipated to be delivered by SPX in accordance with the provisions hereof (the "SPX Ancillary Agreements") have been or upon execution thereof will be, duly executed and delivered on behalf of SPX, as appropriate, by duly authorized officers, and this Agreement constitutes, and the SPX Ancillary Agreements when executed and delivered will constitute, the legal, valid and binding obligations of SPX, enforceable against SPX in accordance with their respective terms.

6.3. No Conflict. The execution, delivery and performance of this Agreement and the SPX Ancillary Agreements by SPX does not and will not (i) violate, conflict with, or constitute a default under SPX's Certificate of Incorporation or By-laws, or result in the acceleration of any obligation under, any contract, commitment, license, purchase order, security agreement, mortgage, indenture, note, deed, lien, lease, agreement, instrument, document or understanding (written or oral) or any order, judgment or decree by which SPX is bound or is affected, which could have a material adverse effect on any of the Acquired Assets, (ii) result in the creation or imposition of any Lien upon any of the Acquired Assets, (iii) violate any law, statute, judgment, order, writ, injunction, decree or award of any Governmental Authority which is applicable to SPX, or (iv) constitute an event which, after notice or lapse of time or both, would result in any violation, conflict, default, acceleration, or creation or imposition of any Liens.

6.4. Brokers. No broker, finder, investment banker or other third party is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SPX.

6.5. Acquired Assets. SPX quitclaims, assigns and conveys the Acquired Assets to Buyer hereunder on an "AS IS", "WHERE IS", "WITH ALL FAULTS" basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the personal property. The provisions of this Section 6.5 shall also apply to the assets to be acquired by the Buyer pursuant to the Advanced Animations Merger.

ARTICLE VII.
ADDITIONAL COVENANTS

7.1. Public Announcements. So long as this Agreement is in effect, Buyer shall not, directly or indirectly, (a) issue or cause the publication of any press release or any other announcement or communication with respect to the transactions contemplated hereby or the Overall Merger, without the written consent of SPX, or (b) discuss with the press or the media this Agreement, the Overall Merger Agreement, the Overall Merger or the transactions contemplated hereby (and will refer any and all questions and inquiries to SPX), except in any case under (a) or (b) where such release or announcement is required by applicable Law or pursuant to any applicable listing agreement with, or rules or regulations of, American Stock Exchange, in which case Buyer, prior to making such announcement, will consult with SPX regarding the same. The parties hereto recognize, however, that the Advanced Animations Merger shall be noticed to the public and published in the Fulton County Daily Report, as is required under OCGA Section 14.2.1105.1, being Georgia Business Corporation Code Section 22-1105.1, entitled "Notice of Merger or Share Exchange."

7.2. Consents to Assignment. Buyer shall use reasonable commercial efforts (which shall not include any obligation by Buyer to make any payment) to obtain the consents or approvals (or effective waivers thereof) of assignment from those Persons whose consents or approvals are required for the assignment of Seller's rights under the Acquired Assets.

7.3. Insurance. Coverage of the Real Estate under all insurance policies of Seller and its Affiliates shall cease as of the Closing Date, provided, however, that Seller shall not cancel, or cause to be cancelled, coverage of the Real Estate under any insurance policies maintained by, and in the sole name of, Advanced Animations. From and after the Closing Date, Buyer will be responsible for obtaining and maintaining all insurance coverages with respect to the Real Estate. Buyer shall have no rights with respect to any insurance policies of Seller.

7.4. Third Party Consents. To the extent that Seller's rights under any agreement, contract, commitment, lease, Authorization or other Acquired Asset to be assigned to Buyer hereunder may not be assigned without the consent of another Person which has not been obtained, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller and Buyer shall use reasonable commercial efforts to obtain any such required consent as soon as reasonably possible. If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Buyer's rights under the Acquired Asset in question so that Buyer would not in effect acquire the benefit of substantially all such rights, Seller, to the maximum extent permitted by law, shall, if Buyer so requests, cooperate with Buyer in any reasonable arrangement designed to provide such benefits thereunder to Buyer. With respect to, and to the extent of, any transfer, subcontract or assignment of the contracts, agreements or commitments made to Buyer by Seller hereunder, Buyer hereby agrees to assume, perform, discharge when due, and indemnify Seller from and against, all obligations and liabilities of Seller with respect to the applicable underlying contract, agreement or commitment.

7.5. Further Assurances. Seller, from time to time after the Closing, at Buyer's request, will execute, acknowledge and deliver to Buyer such other instruments of conveyance and transfer and will take such other actions and execute and deliver such other documents, certifications and further assurances as Buyer may reasonably require in order to vest more effectively in Buyer, or to put Buyer more fully in possession of, any of the Acquired Assets, including the vesting of all assets of Advanced Animations pursuant to the Advanced Animations Merger and the filing of all necessary documentation with the State of Georgia and the State of Michigan, or to better enable Buyer to complete, perform or discharge any of the Assumed Liabilities at the Closing. Each of the Parties will cooperate with the other and execute and deliver to the other Parties such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

7.6 Approvals for Advanced Animations Merger. The Seller or VSI Sub shall obtain and present to the Buyer at the Closing, all appropriate and required Shareholder and Director approval of the Advanced Animations Merger. Buyer shall obtain and present to Seller at the Closing, all appropriate and required member or limited liability company approval of the Advanced Animations Merger.

ARTICLE VIII.
CONDITIONS PRECEDENT TO THE OBLIGATIONS
OF EACH PARTY TO CLOSE

The respective obligations of each Party to consummate the transactions contemplated herein shall be subject to the fulfillment or written waiver, to the extent permitted by law, at or prior to the Closing of the following conditions:

8.1. Litigation; Proceedings. No litigation or other proceeding by any Governmental Authority or other third Person shall have been commenced that challenges the validity or legality of, or materially restricts the benefits to either Party of, the transactions contemplated hereby. No judgment order, injunction or decree issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits, materially restricts or makes illegal the consummation of the Closing.

8.2. Overall Merger Agreement. The merger contemplated by the Overall Merger Agreement shall have become effective.

ARTICLE IX.
CONDITIONS PRECEDENT TO OBLIGATIONS OF
SELLER TO CLOSE

The obligations of Seller to complete the transactions contemplated thereby shall be subject to the fulfillment or written waiver at or prior to the Closing of the following conditions precedent:

9.1. Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement).

9.2. Performance of Obligations. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

ARTICLE X.
CONDITIONS PRECEDENT TO OBLIGATIONS OF
BUYER TO CLOSE

The obligations of Buyer to complete the transactions contemplated thereby shall be subject to fulfillment or written waiver at or prior to the Closing of the following conditions precedent:

10.1. Representations and Warranties. The representations and warranties of SPX set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date, in which case such representation and warranty shall be true in all material respects as of such specified date, and (ii) for the effect of transactions contemplated by this Agreement).

10.2. Performance of Obligations. SPX shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

ARTICLE XI.
DELIVERIES AT THE CLOSING BY SELLER

At the Closing, and subject to the terms and conditions herein contained, Seller shall deliver to Buyer the following:

11.1. Assignment and Assumption Agreement. The assignment and assumption agreement in the form and substance mutually agreed to by the Parties and their respective counsels (the "Assignment and Assumption Agreement").

11.2 Advanced Animations Merger Agreement. All documentation in connection with the Advanced Animations Merger including the Plan and Agreement of Merger, the Georgia Articles of Merger and Michigan Merger Certificate, and any other documents necessary to carry out the filings and purposes of the Advanced Animations Merger.

11.3. Stock Certificates. Original stock certificates, if applicable, evidencing ownership of the number of shares of those Acquired Assets (all stock of OZ Entertainment), duly endorsed for transfer in blank or accompanied by duly executed original assignments separate from such certificates (the "Stock Certificates"). Pursuant to the Advanced Animations Merger, any outstanding stock certificates for Advanced Animations, whether held by VSI Sub or SPX or one of its affiliates, shall be delivered to Buyer on the Closing Date.

11.4. Instruments of Transfer. Such other bills of sale, deeds, endorsements, consents and instruments of transfer or assignment in the form and substance mutually agreed to by the Parties and approved by their respective counsels as shall be reasonably requested by Buyer to confirm and vest in Buyer all of Seller's and its Affiliates title to the Acquired Assets as acquired pursuant to the Overall Merger Agreement, and the right to assume and perform the Assumed Liabilities.

11.5 Assignment of Agency of Record Marketing Services Agreement. An assignment of the Agency of Record Marketing Services Agreement between OZ Entertainment and VSI Sub in the form and substance mutually agreed to by the Parties and their respective counsels.

11.6 Assignments of Membership Interests and Partnership Interests. An Assignment and Assumption of Membership Interests assigning to Buyer all of Seller's membership interests in Corporate Eagle V, L.L.C., and an Assignment and Assumption of Partnership Interest assigning to Buyer all of Seller's limited partnership interests in K.C. Investors, in the form and substance mutually agreed to by the Parties and their respective counsels.

11.7. Officers' Certificate. A certificate executed by the Vice President or similar executive officer of the Seller or an Affiliate of Seller in the form and substance mutually agreed to by the Parties and approved by their respective counsels.

11.8. Secretary's Certificate. A certificate executed by the corporate Secretary of the Seller in the form and substance mutually agreed to by the Parties and approved by their respective counsels.

11.9. Other Documents. Such other documents, instruments or assignments as shall be reasonably requested by Buyer and its counsel or required to be delivered by Seller pursuant to this Agreement or in any other instrument or document delivered by any of the Parties pursuant to this Agreement.

11.10. Books, records, etc. All of the books, records, papers, files and other data belonging to Seller and used exclusively with respect to the Acquired Assets.

ARTICLE XII.
DELIVERIES AT THE CLOSING BY BUYER

At the Closing, and subject to the terms and conditions herein contained, Buyer shall deliver to Seller the following:

12.1. Purchase Price. The Purchase Price in accordance with Section 3.2.

12.2. Assignment and Assumption Agreement. The Assignment and Assumption Agreement.

12.3. Manager's Certificate. A certificate executed by the President and Chief Executive Officer, Managing Member, or similar executive officer of the Buyer in the form and substance mutually agreed to by the Parties and approved by their respective counsels.

12.4. Other Documents. Such other documents, instruments or assignments as shall be reasonably requested by Seller and its counsel or required to be delivered by Buyer pursuant to this Agreement or in any other instrument or document delivered by any of the Parties pursuant to this Agreement.

ARTICLE XIII.
TERMINATION AND ABANDONMENT

13.1. Events of Termination. This Agreement may be terminated at any time before the Closing: (i) by unanimous consent of Buyer and SPX; (ii) by Seller if there is a breach of or failure by Buyer to perform in any material respect any of the representations, warranties, commitments, covenants or conditions under this Agreement or any of the conditions precedent set forth in Articles VIII and IX of this Agreement, which breach or failure is not cured within ten (10) days after written notice thereof is given to Buyer; or (iii) by Buyer if there is a breach of or failure by Seller to perform in any material respect any of the representations, warranties, commitments, covenants or conditions under this Agreement or any of the conditions precedent set forth in Articles VIII and X of this Agreement, which breach or failure is not cured within ten (10) days after written notice thereof is given to Seller; or (iv) by either Buyer or SPX if the Closing does not occur on or before ten (10) days after the Closing Deadline (as defined in the Overall Merger Agreement), unless the failure of the Closing to occur by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement, which action or failure to act constitutes a breach of this Agreement.

13.2. Effect of Termination. In the event of termination and abandonment by any Party as above provided in clauses (ii), (iii), or (iv) of Section 13.1, written notice shall Promptly be given to the other Party, which notice shall clearly specify the condition precedent or breach or failure of such notified party to perform or satisfy its obligations under this Agreement, and this Agreement shall become null and void and of no further force or effect, and no Party (or any of its Affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder (except for any liability of any Party then in breach); provided, however, that the provisions of Section 15.2 (Expenses) shall survive any such termination.

ARTICLE XIV.
INDEMNIFICATION

14.1. Indemnification by Seller. From and after the Closing, Seller will reimburse, indemnify and hold harmless Buyer and its employees, agents, successors and assigns ("Buyer Group") from and against and in respect of any damages, losses, deficiencies, liabilities, costs and expenses (a "Loss") incurred or suffered by any member of the Buyer Group that result from, relate to or arise out of: (i) Seller's failure fully to pay or satisfy any of the Excluded Liabilities in accordance with their terms; (ii) Seller's failure to pay and report the Taxes associated with the Advanced Animations Merger which the Seller recognizes is not a tax free merger under the Code; and (iii) any breach or violation of any representation or warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement.

14.2. Indemnification by Buyer. From and after the Closing, Buyer and Toth, jointly and severally, will reimburse, indemnify and hold harmless Seller and its officers, directors, employees, agents, successors or assigns ("Seller Group") from and against and in respect of any Loss incurred or suffered by any member of the Seller Group that result from, relate to or arise out of: (i) Buyer's failure to pay or satisfy any of the Assumed Liabilities; or (ii) any breach or violation of any representation or warranty or non-fulfillment of any agreement or covenant on the part of Buyer under this Agreement.

14.3. Survival of Representations and Warranties. All covenants and all representations and warranties made by the Parties in this Agreement or in any Schedule furnished hereunder shall survive the Closing and remain in effect indefinitely. Notwithstanding any investigation or audit conducted before or after the Closing Date or the decision of any Party to complete the Closing, each Party shall be entitled to rely upon the representations and warranties set forth herein and therein.

14.4 Method of Asserting Claims, Etc. In the event that any claim or demand for which Seller would be liable to the Buyer Group is asserted against or sought to be collected from the Buyer Group by a third party, the Buyer Group shall Promptly notify Seller of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"). Seller shall have twenty days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Buyer Group, (A) whether Seller disputes its liability to the Buyer Group with respect to such claim or demand and (B) notwithstanding any such dispute, whether it desires, at its sole cost and expense, to defend the Buyer Group against such claim or demand.

(a) In the event that Seller notifies the Buyer Group within the Notice Period that it desires to defend the Buyer Group against such claim or demand then, except as hereinafter provided, Seller shall have the right to defend the Buyer Group by appropriate proceedings, in which proceedings Seller shall use its reasonable best efforts to settle or prosecute by them to a final conclusion in such a manner as to avoid any risk, to the extent reasonably possible, of the Buyer Group becoming subject to liability for any other matter; provided, however, Seller shall not, without the prior written consent of the Buyer, consent to the entry of any judgment against the Buyer Group or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Buyer Group of a release, in form and substance reasonably satisfactory to the Buyer, as the case may be, from all liability in respect of such claim or litigation. If any of the Buyer Group desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of the Buyer, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse effect on the business, operations, assets or properties of the Buyer Group, then the Buyer Group shall have the right to control the defense or settlement of any such claim or demand and its reasonable costs and expenses shall be included as part of the indemnification obligation of Seller hereunder; provided, however, that the Buyer Group shall not settle any such claim or demand without the prior written consent of Seller which consent shall not be unreasonably withheld. If the Buyer Group should elect to exercise such right, Seller shall have the right to participate in, but not control, the defense or settlement of such claim or demand at its sole cost and expense.

(b) If Seller elects not to defend the Buyer Group against such claim or demand, whether by not giving Buyer timely notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by Seller or by the Buyer Group (but none of the Buyer Group shall have any obligation to defend any such claim or demand), then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a liability of Seller hereunder, unless Seller shall have disputed its liability to the Buyer Group hereunder.

(c) In the event the Buyer Group should have a claim against Seller hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third Party, Buyer shall Promptly send a Claim Notice with respect to such claim to Seller; provided that the failure to provide such Claim Notice will not affect the indemnification obligations of Seller unless Seller is prejudiced thereby. If Seller does not notify the Buyer within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of Seller hereunder.

(d) All claims for indemnification by Seller Group under this Agreement shall be asserted and resolved under the procedures set forth above substituting in the appropriate place "Seller Group" for "Buyer Group" and "Buyer" for "Seller".

14.5. Payment. Upon the determination of liability under this Article XIV, the appropriate Party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder.

14.6. Limitations. Anything to the contrary in this Article XIV notwithstanding:

(a) Seller shall have no obligation to indemnify the Buyer Group or otherwise have liability to Buyer Group and neither Buyer nor Toth shall have any obligation to indemnify Seller Group or otherwise have any liability to Seller Group for consequential damages, special damages, incidental damages, indirect damages, punitive damages, lost profits or similar items.

(b) The Party entitled to indemnification shall take all reasonable steps to mitigate indemnifiable liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to any liabilities and damages that are indemnifiable hereunder.

(c) To the extent that Seller discharges any claim for indemnification hereunder, Seller shall be subrogated to all rights of the Buyer Group against third parties.

14.7. Exclusive Remedy. The Parties acknowledge that their sole remedy after the Closing for any breach of any representation, warranty or covenant contained in this Agreement (but specifically excluding the Overall Merger Agreement and the Indemnity and Restriction Agreement) shall be the indemnification provisions set forth in this Article XIV. In addition, each Party acknowledges that all of its obligations in this Agreement to indemnify any other Party are subject to and shall be in accordance with this Article XIV.

ARTICLE XV.
MISCELLANEOUS

15.1. Brokers' and Finders' Fees. Each Party shall be responsible for the payment of any fees to brokers or finders engaged by such Party in connection herewith.

15.2. Expenses. Except as otherwise provided in this Agreement, each Party shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, except that Buyer shall pay all federal, state and local sales, documentary, stamp, registration and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Acquired Assets in accordance herewith (but for Excluded Liabilities and Taxes (except transfer taxes set forth in Section 3.4) associated with the Advanced Animations Merger and the fact that such Merger is not a tax free merger under the Code).

15.3. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all other prior agreements, understandings and letters related hereto except for the terms and conditions of the Overall Merger Agreement, the Advanced Animations Merger Agreement, and the Indemnity and Restriction Agreement, which will continue in full force and effect.

15.4. Waiver. Any term or provision of this Agreement may be waived at any time by the Party entitled to the benefit thereof by a written instrument duly executed by such Party. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

15.5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by facsimile, receipt confirmed, or on the next business day when sent by overnight courier or on the second succeeding business day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Buyer, to:	PII Ventures, L.L.C. 41000 Woodward Avenue Bloomfield Hills, MI 48304 Attention: Steve Toth, Jr. Phone: (248) 554-6511 Fax: (248) 554-6634
With a simultaneous copy to:	Gutman & Bigelman, P.C. 3000 Town Center Building Suite 2450 Southfield, MI 48034 Attn: Stephen L. Gutman Telephone: (248) 352-2300 Telecopy Number: (248) 352-3366
If to SPX, to:	SPX Corporation 28635 Mound Road Warren, Michigan 48092 Attention: Fabrizio Rasetti, Esq. Telephone: (810) 578-7429 Telecopy Number: (810) 578-7470
With a simultaneous copy to:	SPX Corporation 700 Terrace Point Drive Muskegon, Michigan 49443-3301 Attention: General Counsel Telecopy Number: (231) 724-5824
With a simultaneous copy to:	Gardner, Carton & Douglas 321 North Clark Street Suite 3400 Chicago, Illinois 60610 Attention: Stephen A. Tsoris, Esq. Telecopy Number: (312) 644-3381

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein, which notice will be effective only upon receipt.

15.6. Amendment. This Agreement may be amended, modified or supplemented only by a written agreement among SPX and Buyer.

15.7. Governing Law. This Agreement shall be deemed to be made in, and shall be interpreted, construed and governed by and in accordance with the internal laws of, the Laws of the State of Michigan. Each of SPX and Buyer hereby irrevocably and unconditionally consents to submit to the jurisdiction of the federal and state courts located in Michigan for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum.

15.8. Binding Effect; No Third Parties; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto prior to the Effective Time without the prior written consent of the other parties hereto, provided that Buyer may assign all or part of his rights or obligations hereunder to one or more entities owned in whole or in part by Buyer; provided further, that (i) any such assignment will not relieve Buyer of any of its obligations hereunder and (ii) as a condition to such assignment, Buyer will deliver to SPX ten (10) business days' prior written notice thereof and Buyer's unconditional guarantee of each such assignee's performance of this Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of SPX and Buyer.

15.9. Invalidity. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

15.10. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. This Agreement may be executed and delivered by facsimile transmissions, and a facsimile signature of any Party shall be effective as an original signature.

15.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumptions or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

15.12. Binding Arbitration for Allocation of Purchase Price. Any dispute, controversy, or claim arising out of or relating to the allocation of the Purchase Price under Section 3.3 of this Agreement shall at the request of any party be resolved in binding arbitration, subject to the following:

(a) any arbitration shall proceed in accordance with Title 9 of the United States Code, as it may be amended or recodified from time to time ("Title 9"), and the current Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association ("AAA") to the extent that Title 9 and the Arbitration Rules do not conflict with any provision of this Section 15.12;

(b) no provision of or the exercise of any rights under this Section 15.12 shall limit the right of any party to seek and obtain provisional or ancillary remedies (such as injunctive relief, attachment, or the appointment of a receiver) from any court having jurisdiction before, during, or after the pendency of an arbitration proceeding under this Section. The institution and maintenance of any such action or proceeding shall not constitute a waiver of the right of any party (including the party taking the action or instituting the proceeding) to submit a dispute, controversy, or claim to arbitration under this Section;

(c) any award, order, or judgment made pursuant to arbitration shall be deemed final and may be entered in any court having jurisdiction over the enforcement of the award, order, or judgment. Each party agrees to submit to the jurisdiction of any court for purposes of the enforcement of the award, order, or judgment;

(d) the arbitration shall be held before one (1) arbitrator knowledgeable in the general subject matter of the dispute, controversy, or claim and selected by AAA in accordance with the Arbitration Rules;

(e) the arbitration shall be held at the office of AAA located in Southfield, Michigan (as the same may be from time to time relocated), or at another place the parties agree on;

(f) in any arbitration proceeding under this Section, subject to the award of the arbitrator, each party shall pay all its own expenses, an equal share of the fees and expenses of the arbitrator. The arbitrator shall have the power to award recovery of costs and fees (including reasonable attorney fees, administrative and AAA fees, and arbitrator's fees) among the parties as the arbitrator determines to be equitable under the circumstances; and

(g) the interpretation and construction of this Section, including, but not limited to, its validity and enforceability, shall be governed by Title 9 of the U.S. Code, notwithstanding the choice of law set forth in Section 15.7 of this Agreement.

15.13. Guaranty of Payment. All payments made by Toth hereunder shall be deemed to be a guaranty of payment as opposed to a guaranty of collection.

IN WITNESS WHEREOF, the Parties have duly executed this Asset Purchase Agreement as of the date first written.

SPX CORPORATION, a Delaware Corporation By: /s/ Thomas J. Riordan Name: Thomas J. Riordan Title: Vice President "SPX" and "Seller"
PII VENTURES, L.L.C., a Michigan limited liability company By: /s/ Steve Toth, Jr. Name: STEVE TOTH, JR. Title: Managing Member "Buyer"
_ /s/ Steve Toth, Jr._ STEVE TOTH, JR. "Toth"

Exhibit A

Agreement and Plan of Merger

Attached.